Exhibit 1

                            COMMERCIAL LOAN AGREEMENT
                                    (SECURED)


         THIS COMMERCIAL LOAN AGREEMENT, dated as of December 17, 2002, is made and entered into by and among PARK CITY GROUP, INC., a Nevada corporation ("PCG-Nevada"), and PARK CITY GROUP, INC., a Delaware corporation ("PCG-Delaware"), (collectively, "Borrower"); RANDALL K. FIELDS, an individual ("Fields"); WILLIAM D. DUNLAVY, an individual ("Dunlavy"), and RIVERVIEW FINANCIAL CORP., a California corporation ("Riverview"), for the benefit of WHALE INVESTMENTS, LTD., a Turks and Caicos company ("Lender").

         Borrower has requested Lender to extend credit to Borrower for certain business purposes, and Lender is willing to make such a loan on the terms and conditions of this Agreement. Therefore, the Parties agree, as follows:

         Section 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

                  "Additional Damages" means the additional damages which Lender is entitled to recover from Borrower as defined and on the terms set forth in
Section 6.7.

                  "Additional Stock Pledge Agreement" means the Stock Pledge Agreement to be executed by PCG-Nevada pledging and assigning to Lender approximately ninety-eight percent (98) of all the issued and outstanding capital stock of PCG-Delaware, in the form

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and substance of annexed Exhibit "D," securing the full and prompt payment and performance of all of Borrower's obligations under the Loan Documents.

                  "Agreement," or "Commercial Loan Agreement" or "Loan Agreement" mean the Commercial Loan Agreement, as it may be amended from time to time by the Parties.

                  "Alternate Rate" means Interest at the rate of twenty-four percent (24) per annum.

                  "Banking Day" means any day other than a day on which banks located in Utah are authorized or required by law to close.

                  "Base Rate" means Interest at the rate of eighteen percent
(18) per annum.

                  "Borrower" means, collectively. Park City Group, Inc., a Nevada corporation, and Park City Group, Inc., a Delaware corporation.

                  "Closing" or "Closing Date" means the date on which all of the Loan Documents are fully executed and the Loan Proceeds, less the Closing Costs, are disbursed in accordance with this Agreement.

                  "Closing Agent" means Park City Title Company, 1670 Bonanza Drive, Suite 105, Post Office Box 681540, Park City, Utah 84068, Attention: Nari Jepperson. Escrow Officer, (435) 649-8322/Fax (435) 649-3131.

                  "Closing Costs" means all costs and expenses in connection with the making

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and closing of the Loan, including, without limitation, escrow fees of the
Closing Agent, the filing fee for the UCC-1 Financing Statement, as provided in the Security Agreement, and Lender's legal fees and costs for the preparation of the Loan Documents and the Closing of the Loan. and all other incidental costs and expenses of the Closing.

                  "Collateral" means the security for the repayment of the Loan, as set forth in the Security Agreement, the Stock Pledge Agreement, and the Additional Stock Pledge Agreement.

                  "Date of Funding" means that date on which 100% of the Net Loan Proceeds are delivered to Borrower.

                  "Escrow Letter" means the escrow instructions for the Closing of the Loan from Lender's Legal Counsel to the Closing Agent, to be executed by Borrower, in the form and substance of annexed Exhibit "G."

                  "Event of Default" means each of those events so designated in
Section 6.

                  "Fields Loan" means (i) a new loan by Fields to Borrower, to be disbursed to Borrower at Closing, in the principal amount of $250,000.00 (the "$250,000.00 Advance"); and (ii) a credit facility from Fields, in favor of Borrower, in the amount of the additional $200,000.00 (the "$200,000.00 Credit Facility"), which may be drawn upon by Borrower. from time-to-time, as needed to fund cash short-falls of Borrower, during the term of the Loan. The Fields Loan shall have an interest rate no greater than the Interest on the Note, shall have a maturity date no earlier then the Maturity Date of the Note, shall be otherwise payable on terms no less favorable to Borrower than interest only monthly, and, if secured,

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any liens and/or security interests in favor of Fields shall subject to and subordinate at all times to the Loan and Lender's liens and security interests with respect to the Collateral.

                  "Form 10-K" means the Form 10-K for the year ended June 30, 2002, to be filed by Borrower with the Securities and Exchange Commission, a copy of which has been delivered by Borrower to Lender.

                  "Governmental Agency" means any governmental authority, federal, state or local, having jurisdiction over the Collateral or Borrower, or with which Borrower is required to file any documentation.

                  "Guarantor" means, collectively, Randall K. Fields, an individual, William D. Dunlavy, an individual, and Riverview Financial Corp., a California corporation, who and which shall each execute a Guaranty of Payment and Performance.

                  "Guaranty" means the Guaranty of Payment and Performance to be executed by each of the Parties constituting Guarantor, in substantially the form and substance of annexed Exhibit "E," guaranteeing the full and prompt payment and performance of all of Borrower's obligations under the Loan Documents.

                  "Indebtedness" means all sums of every kind owed by Borrower to Lender under the Loan Documents, or any of them.

                  "Interest or "Interest Rate" means simple interest on the Loan at the Base Rate in the absence of the occurrence of an Event of Default and interest at the Alternate Rate upon the occurrence of an Event of Default. Interest shall be calculated based upon a

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360-day year and shall not be compounded.


                  "Lender" means Whale Investments, Ltd., a Turks and Caicos company.


                  "Lender's Legal Counsel" means Gary W. Nielsen, Attorney At Law, 4970 North 400 West. Park City, Utah 84098; telephone (435) 647-9973; facsimile (435) 647-0016.

                  "Loan" means the sum of TWO MILLION AND N0/100 DOLLARS ($2,000,000.00) being loaned to Borrower pursuant to the terms of the Loan Documents.

                  "Loan Documents" means this Agreement, the Note, the Security Agreement the Stock Pledge Agreement, the Additional Stock Pledge Agreement, the Guaranty, and all other documents executed in connection with the Loan.

                  "Loan Proceeds" means the sum of TWO MILLION AND N0/100 DOLLARS ($2,000,000.00). The Closing Costs shall be deducted from the Loan Proceeds by the Closing Agent.

                  "Maturity Date" means December 20, 2004 (or any acceleration thereof as provided in the Loan Documents).

                  "New Shares" means 3,809,524 shares of Borrower's common stock to be issued by Borrower to Triple Net, at no charge. Triple Net shall execute Borrower's normal stock subscription agreement upon taking delivery of the New Shares.

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                  "Note" means the Registered Promissory Note to be executed by
Borrower, payable to the order of Lender, in the form and substance of annexed Exhibit "A," evidencing the indebtedness to Borrower to Lender resulting from the Loan.

                  "Parties" means, collectively, Borrower and Guarantor, and a "Party" means any of them, as the context requires or permits.

                  "Person" means any entity, whether an individual, trustee, corporation, partnership, limited liability company, trust, bank, business association or firm, or otherwise.

                  "Principal" means the original amount of TWO MILLION AND N0/100 DOLLARS ($2,000,000.00) loaned to Borrower by Lender, which shall be the face amount of the Note.

                  "Security Agreement" means the Security Agreement to be executed by Borrower for the benefit Lender, in the form and substance of annexed Exhibit "B," securing the full and prompt payment and performance of all of Borrower's obligations under the Loan Documents.

                  "Stock Pledge Agreement" means the Stock Pledge Agreement to be executed by Fields pledging and assigning to Lender his fifty percent (50) ownership of the outstanding and issued stock of Vallarta Cuatro, Ltd., a Colorado corporation, in the form and substance of annexed Exhibit "C," securing the full and prompt payment and performance of all of Borrower's obligations under the Loan Documents.

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                  "Triple Net" means Triple Net, Ltd., a Turks and Caicos
company.

                  "Warrant" means the Warrant to be executed by Borrower, in the form and substance of annexed Exhibit "F," in favor of Triple Net, for 7,142,857 shares of Borrower's common stock, with an exercise period which expires on December 19, 2004.

         1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any number of the members of the relevant class. Any defined term used in any of the Loan Documents and any exhibits thereto, and any other instruments, documents and agreements related thereto, shall, unless otherwise expressly set forth, have the same definition as set forth this Agreement.

         1.3 References. All references to Articles. Sections, and subsections refer to Articles, Sections and subsections of this Agreement, and all references to Exhibits are to the Exhibits annexed hereto, each of which is made a part of this Agreement for all purposes.

         Section 2. AMOUNT AND TERMS OF LOAN

         2.1 Amount of Loan. The Principal amount of the Loan is TWO MILLION AND N0/100 DOLLARS ($2,000,000.00). Borrower is not permitted to re-borrow any amounts under the Loan following repayment or prepayment by Borrower to Lender.

         2.2 term. The term of the Loan from the Date of Funding to the Maturity Date, with no extensions allowed.

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         2.3 Security. The Security Agreement. Stock Pledge Agreement, the
Additional Stock Pledge Agreement, and the Guaranty shall be executed and delivered to Lender to secure the full and prompt payment and performance of all of Borrower's obligations under the Loan Documents, including, without limitation, payment of all Principal, Interest and other amounts and charges to become due and owing under or in connection with the Loan and the provisions of the Loan Documents.

         2.4 Transfer of and Use of Loan Proceeds.

                  2.4.1 At any time, in Lender's sole discretion, but not later than three (3) days after execution of all the Loan Documents, and, if Borrower has complied with all conditions set forth in this Agreement, and, in particular, the provisions of Section 3.1, Lender shall transfer the Loan Proceeds to the Closing Agent. On the Closing Date, the Closing Agent shall be authorized and instructed to disburse the Loan Proceeds as provided in Section 3.2.

                  2.4.2 The Loan Proceeds shall be used to pay in full Borrower's outstanding indebtedness to Bank One, Utah ("Bank One"), and to Cooper Capital, LLC, a Georgia limited liability company ("Cooper Capital").

         2.5 Payment of Principal and Interest. The obligation of Borrower to repay the Loan shall be evidenced by the Note. All payments due under the Loan Documents shall be made to Lender in the manner and at the address specified in the Note in lawful money of the United States of America in immediately available bankable funds.

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         2.6 Payment of Closing Costs. Borrower agrees that the Closing Costs shall be paid from the Loan Proceeds on the Closing Date.

         2.7 Prepayment. There are substantial restrictions on Borrower's right to prepay the Loan. The Loan may be prepaid only as provided in the Note.

         2.8 No Extension of Loan. The Maturity Date of the Loan may not be extended.

         Section 3. CONDITIONS TO DISBURSEMENT AND DISBURSEMENT. The obligation of Lender to cause the Closing Agent to make disbursement of the Loan Proceeds shall be subject to the conditions precedent set forth in this Section 3.

         3.1 Deposit of Loan Documents. Borrower shall deposit, or cause to be deposited, with the closing Agent for delivery to Lender, in form and substance satisfactory to Lender, the following Loan Documents:

                  3.1.1 This Agreement, duly executed by Borrower;

                  3.1.2 The Note, duly executed by Borrower;

                  3.1.3 The Security Agreement duly executed by PCG-Nevada, together with a UCC-1 Financing Statement, in form and substance satisfactory to Lender, to be filed with the Utah Division of Corporations, and Commercial Code by the Closing Agent.

                  3.1.4 The Stock Pledge Agreement, duly executed by Fields, together with the delivery of Fields' fifty percent (50%) of the outstanding and issued capital stock of

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Vallarta Cuatro, Ltd. with Irrevocable Stock Power executed in blank and attached thereto.

                  3.1.5 The Additional Stock Pledge Agreement, duly executed by PCG-Nevada, together with the delivery by PCG-Nevada of stock certificates of PCG-Delaware, representing all of the issued and outstanding capital stock of PCG-Delaware, with an Irrevocable Stock Power, executed by PCG-Nevada. in blank, attached thereto.

                  3.1.6 The Guaranty, duly executed by Fields.

                  3.1.7 The Guaranty, duly executed by Dunlavy.

                  3.1.8 The Guaranty, duly executed by Riverview.

                  3.1.9 The Warrant, duly issued by Borrower.

                  3.1.10 The Escrow Letter, duly executed by Borrower.

                  3.1.11 The New Shares, duly issued by Borrower.

                  3.1.12 Such additional agreements, certificates, reports, approvals, instruments, documents, consents, and legal opinions of counsel of Borrower as Lender may reasonably request.

         3.2 Loan to Borrower by Fields. Fields shall have disbursed to Borrower the $250,000.00 Advance under the Fields Loan, and Lender is satisfied, in Lender's sole and absolute discretion, that the $200,000.00 Credit Facility under the Fields Loan is in place

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and that Fields has set aside and made the funds therefor available to Borrower.

         3.3 Disbursement and Closing. Upon Closing Agent's satisfaction that all the terms and conditions of the Escrow Letter have been fully complied with, the Closing Agent shall disburse the Loan Proceeds to pay (i) the Closing Costs;
(ii) Borrower's outstanding indebtedness to Cooper Capital; (iii) Borrower's outstanding indebtedness to Bank One; (iv) all other liens, if any, upon the Collateral; and (v) the balance, if any, to Borrower.

         3.4 Absence of Defaults. Lender shall not be required to make any advance of funds under the Loan if a default or Event of Default under the Loan Documents exists as of the Date of Funding, or if an event has occurred that with the passage of time or the giving of notice, or both, would constitute such a default or Event of Default under the Loan Documents.

         Section 4. REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Loan, Borrower and Guarantor represent and warrant to Lender, as follows:

         4.1 Loan Documents Binding. Upon their execution, the Loan Documents are in all respects legal, valid, and binding according to their respective terms. The execution and performance of the Loan Documents will not violate any applicable law, regulation, order, judgment or decree, indenture, contract or agreement to which Borrower or Guarantor is a party or that purports to be binding on Borrower, Borrower's assets, Guarantor, Guarantor's assets, or the Collateral, and will not result in the creation of any encumbrances on the assets of Borrower or Guarantor, except as contemplated by the Loan Documents.

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         4.2 Accuracy of Prior Representations. All representations previously made and information previously given by Borrower, Borrower's agents, Guarantor, or Guarantor's agents to Lender or its agents were true and correct when given.

         4.3 No Defaults. Except as disclosed in the 10-K, as of the Date of Funding, neither Borrower or Guarantor will be in default under any indebtedness, lease, contract, license, guaranty, undertaking, or other agreement, or any obligation to any Governmental Agency.

         4.4 No Actions. Suits. Etc. Other than as disclosed in the 10-K, or otherwise disclosed in writing to Lender, there are no material existing actions, suits, arbitrations, investigations, legal or administrative proceedings pending or threatened against Borrower, Guarantor, or relating to Borrower's or Guarantor's businesses, properties or assets, and no judgment, order, or decree has been rendered which at the Date of Funding will not have been discharged, satisfied, complied with, or bonded for by Borrower or Guarantor.

         4.5 Tax Returns. Borrower and Guarantor have filed all federal and state income tax returns which are required to be filed (except tax returns for which extensions have been properly obtained) and have paid all taxes as shown on said tax returns and all assessments to the extent that such taxes and assessments have become due (except such taxes and assessments that are being contested in good faith by appropriate proceedings diligently prosecuted and that have been disclosed to Lender in writing prior to the date of this Agreement).

         4.6 Formation. Qualification, and Authority of Borrower.

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                  4.6.1 PCG-Nevada is a corporation formed and in good standing under the laws of the State of Nevada and is qualified to do business in all jurisdictions for which qualification is required. Pursuant to PCG-Nevada's organizational documents. PCG-Nevada has all requisite power and authority to conduct the business of PCG-Nevada and to execute and deliver documents in performing all of PCG-Nevada's obligations under the Loan Documents. There are no provisions in the Articles of Incorporation, Bylaws or other organizational documents of PCG-Nevada, or any other document, instrument or paper to which PCG-Nevada is a party and/or bound, that prohibit or hinder the performance by PCG-Nevada of its obligations under the Loan Documents. Randall K. Fields, as President of PCG-Nevada, has been duly authorized by the Board of Directors of PCG-Nevada to execute and deliver the Loan Documents in the name and on behalf of PCG-Nevada. PCG-Nevada owns approximately ninety-eight percent (98%) of all the issued and outstanding capital stock of PCG-Delaware.

                  4.6.2 PCG-Delaware is a corporation formed and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Utah and in all other jurisdictions for which qualification is required. Pursuant to PCG-Delaware's organizational documents, PCG-Delaware has all requisite power and authority to conduct the business of PCG-Delaware and to execute and deliver documents in performing all of PCG-Delaware's obligations under the Loan Documents. There are no provisions in the Certificate of Incorporation, Bylaws or other organizational documents of PCG-Delaware, or any other document, instrument or paper to which PCG-Delaware is a party and/or bound, that prohibit or hinder the performance by PCG-Delaware of its obligations under the Loan Documents, Randall K. Fields, as President of PCG-Delaware, has been duly authorized by the Board of Directors of PCG-Delaware to execute and deliver the Loan Documents in the name and on behalf of PCG-Delaware.

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         4.7 Formation, Qualification, and Authority of Riverview. Riverview is
a corporation formed and in good standing under the laws of the State of California. Pursuant to Riverview's organizational documents, Riverview has all requisite power and authority to conduct the business of Riverview and to execute and deliver documents in performing all of Riverview's obligations under the Loan Documents. There are no provisions in the Articles of Incorporation, Bylaws or other organizational documents of Riverview, or any other document, instrument or paper to which Riverview is a party and/or bound, that prohibit or hinder the performance by Riverview of its obligations under the Loan Documents. Randall K. Fields, as President of Borrower, has been duly authorized by the Board of Directors of Borrower, to execute and deliver the Loan Documents in the name and on behalf of Borrower. Riverview shall furnish Lender with a Certificate of Secretary of Riverview certifying to the resolutions adopted by Riverview's Board of Directors, in form and substance satisfactory to Lender's Legal Counsel.

         4.8 Vallarta Cuatro, Ltd. Vallarta Cuatro, Ltd. is a corporation formed and in good standing under the laws of the State of Colorado. Pursuant to Vallarta Cuatro, Ltd. `s organizational documents, it has all requisite power and authority to conduct its business. Randall K. Fields owns fifty percent (50%) of the issued and outstanding capital stock of Vallarta Cuatro, Ltd. Vallarta Cuatro, Ltd. owns a leasehold estate in a condominium in Puerto Vallarta, Mexico, and there is no action authorized or pending by said corporation to sell, mortgage or other dispose of all or any part of its interest in said condominium.

         4.9 Authority and Compliance with Instruments. The execution, delivery and performance by Borrower and Guarantor of the Loan Documents do not and will not:

                  4.9.1 Require any consent or approval not heretofore obtained of any Person;

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or

                  4.9.2 Result in or require the creation or imposition of any pledge, lien, security interest, claim, charge, right of others, or other encumbrance of any nature, other than under the Loan Documents, upon or with respect to the Collateral.

         4.10 Compliance With Laws. Borrower and Guarantor are in compliance in all material respects with all laws and other requirements applicable to Borrower's and Guarantor's businesses, and they have obtained all authorizations, consents, approvals, orders and exemptions from, and have accomplished all filings, registrations or qualifications with all Governmental Agencies necessary for the transaction of their businesses.

         4.11 Compliance With Requirements. Borrower and Guarantor are in compliance in all material respects with, or shall at all appropriate and necessary times comply with, all applicable laws and other requirements, obligations, undertakings and ordinances relating to Borrower's and Guarantor's properties and assets.

         4.12 No Event of Default. No Event of Default or event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing in connection with the Collateral, Borrower or Guarantor.

         4.13 Insurance. Borrower and Guarantor have adequately insured Borrower's and Guarantor's respective properties and assets against losses from perils ordinarily insured against and carry adequate limits of general liability insurance against claims and causes of action which may arise in connection with the Collateral and Borrower's and Guarantor's businesses.

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         4.14 Misrepresentations. No information, exhibit, financial statement or report furnished by an executive or legal counsel of Borrower or by Guarantor to Lender in connection with the negotiation of the Loan or the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

         4.15 Borrower Not a "Foreign Person". Borrower is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended from time-to-time.

         4.16 Title to and Condition of the Collateral.

                  4.16.1 Borrower or Guarantor, as the case may be, will have as of the Closing Date good, marketable and indefeasible title to the Collateral, as their interests appear, and there will be no equitable or other liens, claims, or other encumbrances, leases, rental agreements or tenancies of any kind or character on or against the Collateral, except for the lien of Lender as set forth in the Security Agreement, the Stock Pledge Agreement, and the Additional Stock Pledge Agreement.

                  4.16.2 The Collateral is not subject to and there are no threatened restrictions of any kind on the use of the Collateral and/or as presently permitted under current laws, ordinances and the like applicable to the Collateral.

         4.17 Benefit. Each of the Parties constituting Guarantor is involved in numerous substantial business transactions and financial arrangements with Borrower, and will derive

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substantial benefit, directly and indirectly, from Lender's making of the Loan to Borrower.

         4.18 Joint and Several Obligations. All obligations, duties and responsibilities of Borrower and Guarantor (and each of the parties constituting Guarantor) regarding the breach of any provision of this Section 4, are joint and several.

         4.19 No Family, Personal or Household Use. The Loan Proceeds will be used exclusively for business purposes. None of the Loan Proceeds will be used for personal, family, or household use by any Person, including but not limited to Borrower and Guarantor.

         Section 5. COVENANTS OF BORROWER AND GUARANTOR

         5.1 Financial Matters. Upon request, Borrower shall promptly furnish to Lender during the term of the Loan copies of financial reports and statements of Borrower, unless prohibited by applicable rules and regulations of the Securities and Exchange Commission.

         5.2 Notice of Defaults. Borrower shall promptly give notice to Lender of (i) the occurrence of any default or Event of Default under any of the Loan Documents; and (ii) Borrower and Guarantor shall promptly give notice to Lender of any litigation, proceedings, or event that may have a material adverse effect upon or change in the financial condition, the business or assets of either Borrower or Guarantor.

         5.3 Liens and Encumbrances. Borrower and Guarantor will not create or suffer to exist any liens, charges or encumbrances on the Collateral, or on any part or portion thereof or on any interest therein, except with respect to any subordinate liens which may

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secure the Fields Loan. Lender may pay and discharge any such unpermitted lien and encumbrance, and any such amounts paid by Lender shall become part of the Indebtedness, shall be repaid to Lender on demand, and shall accrue Interest at the Alternate Rate until paid.

         5.4 No Transfer. Except as provided in Section 5.3, guarantor shall not transfer, sell, convey, grant, assign, pledge, hypothecate or otherwise convey or further encumber any right, title, interest or estate in, to or under the Collateral, or any part thereof, or permit to exist any lien, claim or encumbrance on the Collateral, or any part thereof, without the prior written consent of Lender; provided, however, that Borrower may sell and replace in the ordinary course of business assets which are included in the Collateral.

         5.5 Compliance With Laws and Other Requirements. Borrower and Guarantor shall comply with all conditions, covenants, restrictions, and all laws and other requirements relating to Borrower, Guarantor, and the Collateral.

         5.6 Payment of Taxes, Assessments and Charges. Borrower and Guarantor shall pay, prior to delinquency, all taxes, assessments, charges and levies imposed by any Governmental Agency which are or may become a lien affecting the Collateral.

         5.7 Insurance. Guarantor at all times during the term of the Loan shall provide, maintain and keep in force, at Borrower's sole cost and expense, the following policies of insurance:

                  5.7.1 Comprehensive commercial general liability insurance, with broad form comprehensive general liability endorsements (or their equivalent), covering Guarantor and

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naming Lender as an additional insured, against any and all liability in connection with the Collateral, in an amount of not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence; and annual aggregate combined single limit for bodily injury and property damage in an amount of not less than ONE MILLION DOLLARS ($1,000,000.00).

                  5.7.2 All-risk fire and extended coverage insurance for one hundred percent (100%) of replacement cost of the Collateral which is subject to the Security Agreement, payable to Lender pursuant to a lender's loss payable endorsement satisfactory to Lender.

                  5.7.3 Such other type or types of insurance on the Collateral, with loss payable clauses in favor of and in form acceptable to Lender, as Lender may reasonably require from time-to-time.

                  5.7.4 All insurance policies set forth in this Section shall name Lender as an additional insured or loss payee and shall require thirty (30) days' written notice of cancellation or modification and shall be carried in companies with ratings reasonably acceptable to Lender. Prior to the Closing Date, Borrower shall deliver to Lender certificates of all such insurance coverages, together with appropriate assurances of such notice before cancellation or modification.

         5.8 Tax Indemnity and Hold Harmless. Borrower and Guarantor, jointly and severally, agree to indemnify and hold Lender free and harmless from any tax liabilities, including withholding taxes liabilities, that may be charged against Lender, Borrower, the Loan, and/or the Collateral, or any portion thereof, arising, either directly or indirectly, from Lender's status as a foreign lender or entity. Lender is a non-resident foreign corporation and will deliver an IRS Form W-8BEN to Borrower at dosing.

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         5.9 Fields Loan. Fields shall make the Fields Loan to Borrower on the terms and conditions set forth herein. Borrower and Fields shall not amend or modify the terms of the Fields Loan without the prior written consent of Lender. Borrower shall not repay any portion of the principal of the Fields Loan until and unless Lender has first received a principal repayment on the Note in an amount not less than $200,000.00. Borrower may pay interest on the Fields Loan as the same becomes due and payable.

         Section 6. EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

         6.1 Events of Default of Borrower. Regardless of the terms of the Note or the other Loan Documents, the occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

                  6.1.1 Borrower shall fail to pay the Interest or Principal of the Note within two (2) days of the date when due, or Borrower shall fail to pay any other monetary sums when due under the Loan Documents and such failure to pay any such other monetary sums shall continue uncured for a period of ten (10) Banking Days after written notice of such failure has been given to Borrower by Lender; or

                  6.1.2 Borrower or Guarantor, as the case may be, shall fail to perform or observe any other material term, covenant, condition, provision, restriction, or agreement contained in this Agreement, the Note, the Security Agreement, the Stock Pledge Agreement, the Additional Stock Pledge Agreement, or the other Loan Documents, on its part to be performed or observed and such failure of performance or observance shall continue unremedied after expiration of the applicable cure period stated in the particular document (other than the failure to make a payment described in subsection 6.1.1); or

                  6.1.3 Borrower or Guarantor shall fail to perform or observe any other material term, covenant, condition, restriction, provision or agreement contained in this contained in this Agreement, the Note, the Security Agreement, the Stock Pledge Agreement, the Additional Stock Pledge Agreement, or the other Loan Documents, on its part to be performed or observed for which no date or time period for performance or observance has been given and any such failure shall remain unremedied for ten (10) days after written notice of such failure has been given to Borrower by Lender, or if such failure is not of the type which can be remedied within such ten (10) day period, Borrower or Guarantor, as the case may be, after the expiration of such period without cure, shall fail to use its best efforts to effect a remedy and cure; or

                  6.1.4 Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any Loan Document, proves to have been incorrect when made and/or on the Closing Date in any respect that is materially adverse to the interests of Lender under the Loan Documents; or

                  6.1.5 Any Loan Document, at any time after its execution and delivery to Lender, for any reason ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, or the validity or enforeceability thereof is contested in judicial proceedings by Borrower, or Borrower denies that it has any or further liability or obligations under any Loan Document, unless all obligations of Borrower under the Loan Documents have been fully paid and performed; or

                  6.1.6 Any lien or security interest created by the Security Agreement, the Stock Pledge Agreement, or the Additional Stock Pledge Agreement at any time after the Execution and delivery thereof for any reason ceases or fails to constitute a valid, perfected and subsisting first lien on the Collateral.

                  6.1.7 Borrower or Guarantor is the subject of an order for relief by the United States Bankruptcy Court, or is unable or admits in writing its or his inability to pay its or his debts as they mature, or makers an assignment for the benefit of creditors; or Borrower or Guarantor applies for or consents to the appointment of a receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or him or for all or any part of its or his property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer is appointed without the application or consent of Borrower or Guarantor and the appointment continues undischarged or unstayed for seventy-five (75) days; or Borrower or Guarantor institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation, or similar proceeding relating to it or him or to all or any part of its or his property under the laws of any jurisdiction, or any similar proceeding is instituted without the consent of Borrower or Guarantor and continues undismissed or unstayed for seventy-five (75) days; or any judgment, writ, attachment, execution or similar process issued or levied against all or any part of the property of Borrower or Guarantor and is not released, vacated or fully bonded within seventy-five (75) days after its issue or levy; or

                  6.1.8 Any event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing; or

                  6.1.9 If Borrower or Guarantor shall contest or deny the validity or enforceability against themselves of their responsibilities under the Loan Documents, or any of them, or gives notice to Lender to such effect; or

         6.2 Events of Default by Lender. The occurrence of any one or more of the following shall constitute an Event of Default by Lender under this
Agreement:

                  6.2.1 Lender shall fail to make, as applicable, the disbursement of the Net Loan Proceeds in accordance with this Agreement; or

                  6.2.2 Lender, after thirty (30) Banking Days' notice from Borrower, shall fail to proceed diligently to perform or observe any material term, covenant or agreement of the Loan Documents on Lender's part to be performed or observed.

         6.3 Remedies Upon Default. Upon the occurrence of an Event of Default under Section 6.1, Lender may, at its option, do any or all of the following:

                  6.3.1 Declare the Principal and all amounts owing under the Note, this Agreement, and the other Loan Documents, including all obligations secured by the Security Agreement, the Stock Pledge Agreement, and the Additional Stock Pledge Agreement, together with Interest thereon, to be forthwith due and payable, and without the necessity of prior recourse to any of the Collateral;

                  6.3.2 Without notice to or demand upon Borrower, which, other than the notices required in subsections 6.1.1 and 6.1.2, are expressly waived by Borrower and Guarantor, exercise any and all of its rights and remedies under the Loan Documents, and such other rights and remedies as are provided by law or equity, including, but not limited to, the right to take possession of and foreclose on any security, and exercise any other rights with respect to the security, whether under the Security Agreement, the Stock Pledge Agreement, the Additional Stock Pledge Agreement, or any other agreement or as provided by law, all in such order and in such matter as Lender in its sole and absolute discretion may determine.

                  6.3.3 The order and manner in which Lender's rights and remedies are to be exercised shall be determined by Lender in its sole discretion. Regardless of how Lender may treat the payments for the purpose of its own accounting, for the purpose of computing Borrower's obligations hereunder and under the Note and the other Loan Documents, the payments shall be applied first to the costs and expenses (including reasonable attorney's fees) of Lender; second to the payment of accrued and unpaid Interest, including Interest at the Alternate Rate, on file Note to and including the date of such application; third to the payment of the unpaid Principal of the Note; and fourth to the payment of all other amounts, if any, then owing to Lender under the Loan Documents. No application of any partial payment will cure an Event of Default or prevent acceleration or continued acceleration of amounts payable under the Loan Documents, or prevent the exercise or continued exercise of rights or remedies of Lender hereunder or under law.

         6.4 Cumulative Remedies: No Waiver. All rights and remedies of Lender provided for in this Agreement or in any other Loan Document are cumulative and shall be in addition to any and all other rights and remedies provided by law from time-to-time. The exercise of any right or remedy by Lender under the Loan Documents shall not in any way constitute a cure or waiver of any default hereunder or under any of the other Loan Documents, nor invalidate, any notice of default, or any act done pursuant to any such notice, nor prejudice Leader in the exercise of any rights or remedies hereunder or under the other Loan Documents.

         6.5 Interest Rate on Default. Except as otherwise expressly provided for in this Agreement, all amounts of Principal and any advances, charges, costs and expenses owing pursuant to the loan Documents not paid when due shall bear Interest at the Alternate Rate from the earlier to occur of the date the amounts are due or upon the occurrence of an Event of Default, until paid.

         6.6 Late Fee on Default. Without notice or demand upon Borrower, in the event any payment of Interest on the Note is not received by Lender within two
(2) days after its due date, a late fee in an amount equal to twenty percent (20%) of the amount of accrued but unpaid Interest shall be immediately due and payable by Borrower to Lender. Without notice or demand upon Borrower, in the event the Principal balance of the Note is not received by Lender within two (2) days after the Maturity Date (including any acceleration thereof), a late fee in an amount equal to ten percent (10%) of the outstanding Principal shall be immediately due and payable by Borrower to Lender.

         6.7 Additional Damages. Lender's sister company, Triple Net, has previously invested the sum of $500,000.00 in the purchase of Common Stock of PCG-Nevada (the "Previous Investment"). Lender is making the Loan, in part, because PCG-Nevada has represented to Lender that the Loan will strengthen Borrower financially and make it possible for Triple Net to recover the Previous Investment. Accordingly, upon the occurrence of an Event of Default pursuant to
Section 6.1.1 of this Agreement, which continues for a period of sixty (60) days. Borrower agrees to pay Lender additional damages, in the amount of $500,000.00 (the "Additional Damages"), which shall be in addition to all accrued and unpaid Interest at the Base Rate, all accrued and unpaid Interest at the Alternate Rate, and all applicable late fees, and all other fees and charges, including, without limitation, reasonable attorney's fees and costs, as provided or permitted under the Note, this Agreement and the other Loan Documents. The Additional Damages, if and when applicable, shall be included in the Indebtedness and secured by the Collateral. Payment of the Additional Damages, if and when applicable, is guaranteed to Lender under the Guaranty from each of the Parties constituting Guarantor. Lender may include the Additional Damages, if and when applicable, in the total amount due and payable to Lender under the Note, the Security Agreement, the Stock Pledge Agreement, the Additional Stock Pledge Agreement, and the other Loan Documents and in any foreclosure action or proceeding and in any other action or proceeding against Borrower, Guarantor, and/or the Collateral. Borrower and Guarantor agree that the Additional Damages are fair and reasonable under the circumstances and acknowledge that Lender would not make the Loan to Borrower without the foregoing provision for payment of the Additional Damages.

         Section 7. MISCELLANEOUS

         7.1 Rights of Lender Upon Failure to Perform or Default In the event that Borrower or Guarantor shall default in or fail to perform any of its obligations under the Loan Documents, Lender shall have the right, but not the duty, without limitation upon any of Lender's rights pursuant thereto, to perform the same, and Borrower and Guarantor agree to pay to Lender, on demand, all advances, costs and expenses made or incurred by Lender in connection therewith, including, without limitation, reasonable attorney's fees, together with Interest at the Alternate Rate from the date of expenditure to the date of payment.

         7.2 Actions. Lender shall have the right to commence, appear in and defend any action or proceeding purporting to affect the rights and duties of the Parties hereunder or the payment of any funds, and in connection therewith Lender may pay necessary expenses, employ counsel, and pay reasonable attorney's fees. Borrower and Guarantor agree to pay to Lender, on demand, all costs and expenses incurred by Lender in connection therewith, including, without limitation, reasonable attorney's fees, together with Interest at the Alternate from the date of expenditure to the date of payment.

         7.3 Non-Liability of Lender. Borrower acknowledges and agrees that:

                  7.3.1 The relationship of Borrower, Lender and Guarantor under the Loan Documents is, and shall at all times remain, solely that of borrower, guarantor and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower, Guarantor or to any other Person with respect to the Collateral or any part thereof or the Loan, except as expressly provided in the Loan Documents. Notwithstanding any other provision of the Loan
Documents:

                  (i) Lender is not, and shall not be construed as a fiduciary, partner, joint venturer, alter ego, manager, controlling person, or other business associate or participant or any kind of Borrower or Guarantor, and Lender does not intend to ever assume such. status;

                  (ii) Lender shall in no event be liable for any debts, expenses or losses incurred or sustained by Borrower or Guarantor;

                  (iii) Lender does not intend to ever assume any responsibility to any Person for the quality, suitability, safety or condition of the Collateral or any part thereof; and

                  (iv) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or Guarantor.

         7.4 No Third Parties Benefitted. This Agreement and the other Loan Documents are made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Guarantor and Lender in connection with the Loan. They are made for the sole protection of Borrower, Guarantor, Lender, and their respective successors and assigns. No other Person shall have any rights of any nature under the Loan Documents or by reason of the Loan Documents.

         7.5 Indemnity. Borrower and Guarantor agree to protect, defend, indemnify, save and hold harmless each of the Persons constituting Lender and their respective present and future affiliates, trustees, consultants, agents, and employees from any and all losses, damages, include foreseeable and unforeseeable consequential damages (whether general, special, punitive or otherwise), liabilities, claims, defects in title, causes of action, judgments, liens, penalties, fines, court costs and legal or other expenses, including reasonable attorney's fees, which Lender or any of such Persons constituting Lender or the Collateral may suffer or incur as a direct or indirect consequence of (i) Lender's exercise or failure to exercise any rights, remedies or powers in connection with this Agreement or any of the Loan Documents, but excluding charges and assessments by Governmental Agencies imposed upon Lender in the normal course of Lender's business; (ii) Borrower's or Guarantor's ownership of the Collateral; and (iii) the occurrence of an Event of Default and/or Borrower's or Guarantor's failure to perform any of Borrower's or Guarantor's respective obligations as and when required by this Agreement or any of the other Loan Documents, including, without limitation, any failure, at any time, of any representation or warranty of Borrower or Guarantor to be true and correct and failure by Borrower or

Guarantor to satisfy any condition.

         7.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, and assigns, except that neither Borrower nor Guarantor may assign its rights or interests or delegate any of its duties under this Agreement or any of the other Loan Documents without the prior consent of Lender.

         7.7 Execution in Counterparts: Facsimile Transmission. This Agreement and any other Loan Documents may be executed in any number of counterparts, and any Party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Documents, as the case may be, taken together will be deemed to be but one and the same instrument. At the option of Lender, any of the Loan Documents may be executed and delivered by facsimile transmission to Lender's Legal Counsel and such facsimile transmission shall be deemed the same as the delivery of the originals.

         7.8 Amendments: Consents. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or of any of the other Loan Documents, and no consent to any departure therefrom by Borrower, may in any event be effective unless in writing signed by Lender, and then only in the specific instance and for the specific purpose given.

         7.9 Costs, Expenses and Taxes. Borrower shall be responsible for and pay legal fees to Lender's Legal Counsel, plus costs, expenses, other fees, taxes, and other charges relating or arising with respect to the preparation of the Loan Documents, any transactions contemplated thereby, the compliance with any of the terms and conditions thereof, and the Closing of the Loan.

         7.10 Survival of Representations and Warranties. All representations and warranties of the Parties contained in this Agreement and in any other Loan Document shall survive the making and repayment of the Loan and the execution and delivery of the Note and are material and have been or will be relied upon by Lender, notwithstanding any investigations made by Lender or on behalf of Lender. For the purpose of the foregoing, all statements contained in any certificate, financial statement, or other writing delivered by or on behalf of Borrower pursuant hereto or to any other Loan Document, or in connection with the transactions contemplated hereby or thereby, shall be deemed to be representations and warranties of Borrower and Guarantor contained in this Agreement or in the other Loan Documents, as the case may be.

         7.11 Notices. All notices, requests, demands, directions and other communications provided for hereunder and under any other Loan Document must be in writing and must be mailed, telegraphed, delivered, telecopied (or faxed), or sent by telex or cable to the appropriate Party to the respective address set forth below or, as to any Party, at any other address as may be designated by such Party in a written notice sent to the other Parties in accordance with this subsection. For the purposes hereof, the addresses of the Parties (until notice of change thereof is served as provided in this subsection) shall be, as follows:

         Lender:           WHALE INVESTMENTS, LTD.
                           Post Office Box 209
                           Providenciales, Turks and Caicos Islands
                           British West Indies
                           Attention: Bruce Twa, Attorney At Law

         With copy to:     GARY W. NIELSEN
                           Attorney At Law
                           4970 North 400 West
                           Park City, Utah 84098

         Borrower:         PARK CITY GROUP, INC., a
                           Nevada corporation
                           Post Office Box 5000
                           Park City, Utah 84060
                           Attention: Randall K. Fields, President

                           PARK CITY GROUP, INC., a
                           Delaware corporation
                           Post Office Box 5000
                           Park City, Utah 84060
                           Attention: Randall K. Fields. President

        Guarantor:         RANDALL K. FIELDS
                           Post Office Box 5000
                           Park City. Utah 84060

                           WILLIAM D. DUNLAVY
                           Post Office Box 5000
                           Park City, Utah 84060

                           RIVERVIEW FINANCIAL CORP.
                           Post Office Box 5000
                           Park City, Utah 84060
                           Attention: Randall K, Fields, President

         Any notice, request, demand, direction or other communication given by telecopy, telegram. Telex or cable must be confirmed within forty-eight (48) hours by letter mailed or delivered to the appropriate Parties at their respective addresses. If any notice, request, demand, direction or other communication is given by mail, it win be effective two (2) days after deposit in the mail with first class postage prepaid; if given telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by Telex or telecopy, when sent; or if given by personal delivery, when delivered.

         7.12 Further Assurances. Borrower and Guarantor shall, at their expense and without expense to Lender, do such further acts and execute and deliver such further documents as Lender, from time-to-time, may reasonably require for the purpose of assuring and confirming unto Lender the rights created under the Loan Documents or intended now or hereafter to be created, or for carrying out the intention or facilitating the performance of the terms of any Loan Document, or for assuring the validity or priority of any security interest or lien under the Security Agreement, the Stock Pledge Agreement, the Additional Stock Pledge Agreement, or for further evidencing or perfecting or continuing perfection of any such security interest or lien.

         7.13 Governing Law. This Agreement and the other Loan Documents shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Utah.

         7.14 Severabilitv of Provisions. Any provision of any Loan Document that is held to be inoperative, unenforceable or invalid as to any Party or in any jurisdiction shall, as to that Party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remainig provisions or the operation, enforceability or validity of that provision as to any other Party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         7.15 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the Parties on the subject matter hereof, and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event there are inconsistent provisions between this Agreement and the other Loan Documents, the provisions of this Agreement shall supersede all other conflicting provisions. The Loan Documents were drafted with the joint participation of the Parties and shall be construed neither against nor in favor of any Party, but rather in accordance with the fair meaning thereof. Lender agrees to act reasonably in exercising discretion pursuant to the Loan Documents.

         7.16 Headings: Terminology. Section and paragraph headings in this Agreement and the other Loan Documents, and titles or headings in any Loan Documents or exhibits thereto, are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose. In the Loan Documents, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and vice versa, and the singular number includes the plural. The term "and/or" as used in the Loan Documents means one or the other or both, or any one or all, or any combination of the things or persons in connection with which such words are used.

         7.17 Time of the Essence. Time is of the essence of the Loan Documents and the performance of all provisions thereof.

         7.18 Lawful Rate of Interest. In no event whatsoever shall the amount of Interest (including Interest at the Alternate Rate) paid or agreed to be paid to Lender pursuant to the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Loan Documents shall involve exceeding the lawful rate of interest which a court of competent Jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as Interest (including Interest at the Alternate Rate), an amount which would be deemed unlawful under such applicable law. such Interest shall be applied to Principal (whether or not due and payable), and not to the payment of Interest, or refunded to Borrower, if Principal has been paid in full.

         7.19 WAIVER OF TRIAL BY JURY. BORROWER AND GUARANTOR (FOR THE PURPOSES OP THIS SECTION 7.19 ONLY. COLLECTIVELY, "BORROWER") AND LENDER, BY ACCEPTANCE OF THE NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO. THE SUBJECT MATTER OF THE AGREEMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER. AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY
RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         IN WITNESS WHEREOF, the Parties have duly executed this Commercial Loan Agreement as of the date first above written.

         Borrower:                  PARK CITY GROUP. INC., a Nevada
                                    corporation


                                    By /s/ Randall K. Fields
                                      ----------------------------------------
                                      Randall K. Fields, President



                                    PARK CITY GROUP, INC., a Delaware
                                    corporation


                                    By /s/ Randall K. Fields
                                      ----------------------------------------
                                      Randall K. Fields, President



         Guarantor:

                                     /s/ Randall K. Fields
                                    ------------------------------------------
                                    RANDALL K. FIELDS, as individual


                                      /s/ William D. Dunlavy
                                    ------------------------------------------
                                    WILLIAM D. DUNLAVY, an individual



                                    RIVERVIEW FINANCIAL CORP., a
                                    California corporation


                                    By /s/ Randall K. Fields
                                    ------------------------------------------
                                      Randall K. Fields, President

                                   EXHIBIT "A"

                                       TO

                            COMMERCIAL LOAN AGREEMENT


                                      NOTE

$2,000,000.00                                                  December 17, 2002


                           REGISTERED PROMISSORY NOTE
                                    (SECURED)

         FOR VALUE RECEIVED, PARK CITY GROUP. INC., a Nevada corporation, and PARK CITY GROUP, INC., a Delaware corporation, (collectively, "Borrower"), jointly and severally, promise to WHALE INVESTMENTS, LTD., a Turks and Caicos company ("Lender"), as follows:

         Unless otherwise expressly set forth in this Registered Promissory Note ("Note"), each of the capitalized terms herein shall have the same definition as set forth in that certain Commercial Loan Agreement executed concurrently herewith to Lender by Borrower, Randall K. Fields, William D. Dunlavy, and Riverview Financial Corp. (the "Loan Agreement").

         1. Principal and Interest. Borrower promises to pay to the order of Lender the principal sum of TWO MILLION AND N0/100 DOLLARS ($2,000,000.00), plus interest thereon at the Base Rate of Interest of eighteen percent (18%) per annum, from and including the Date of Funding and continuing until the Principal is paid in full. As defined in the Loan Agreement, "Date of Funding" means that date on which the Borrower receives the Loan Proceeds from Lender.


         2. Alternate Rate of Interest. Upon the occurrence of a default or an

Event of Default in the terms of this Note, or any of the other Loan Documents, including, without limitation, Borrower's failure to pay the Principal or any other amount payable hereunder or thereunder on the date within two (2) days of the Maturity Date, or any acceleration thereof, then the entire amount of unpaid Principal and any other amounts due under this Note shall thereafter bear Interest at the Alternate Rate of twenty-four percent (24%) per annum without notice.

         3. Payment of Principal and Interest. Commencing thirty (30) days after the Date of Funding and continuing on the same date each month thereafter, Borrower shall pay Interest only monthly, in arrears, to Lender. The entire unpaid Principal balance, all accrued and unpaid Interest, and any other charges permitted under this Note or the other Loan Documents, shall become due and payable, on December 20, 2004 (the "Maturity Date"). All payments received by Lender shall be applied as provided in the Loan Agreement. All payments under this Note shall be made either by check payable to Lender, sent via Federal Express priority overnight delivery, c/o The Bank of Nova Scotia, Providenciales, Turks and Caicos Islands. British West Indies, for deposit into Lender's Account No. 2239-13, or by wire transfer to Lender's Account No. 2239-13, at The Bank of Nova Scotia, Providenciales, Turks and Caicos Islands, British West Indies, unless otherwise directed by Lender in writing.

         4. Prepayment. Borrower may not prepay all or any part of this Note at any time until December 19, 2003. Borrower may prepay all or part of this Note, without penalty, in increments of $100,000.00, on December 19, 2003, provided Borrower has given Lender no less than ninety (90) days prior written notice of such prepayment. Borrower may prepay all or part of this Note, without penalty, in increments of $100,000.00, on June 18, 2004, provided Borrower has given Lender no less than ninety (90) days prior written notice of such prepayment. Borrower may prepay all or part of this Note, with a penalty equal to sixty (60) days' of Interest on the Principal balance as of the date of prepayment, in increments of $100,000.00, at any time after December 20, 2003, provided Borrower has given Lender no less than thirty (30) days prior written notice of such prepayment. Except as specifically provided above, Lender may refuse a prepayment of all or any portion of this Note.

         5. Collateral. This Note and all amounts to become due and payable hereunder are secured by the Collateral, as set forth in the Security Agreement, the Stock Pledge Agreement, and the Additional Stock Pledge Agreement.

         6. Guaranty. The full and prompt payment and performance of Borrower's obligations under this Note and the other Loan Documents have been guaranteed by Randall K. Fields, an individual, William D. Dunlavy, an individual, and Riverview Financial Corp., a California corporation, pursuant to the Guaranty of Payment and Performance executed concurrently herewith by each such guarantor.

         7. Events of Default. In addition to any events constituting a default under the terms of this Note, a default under this Note shall occur if any Event of Default, as defined in the Loan Agreement, occurs. For purposes of determining the occurrence of a default or an Event of Default in connection with any monetary payment required of Borrower under this Note, a default or Event of Default is hereby deemed to have occurred on the date a payment is due if Lender has not received such payment on its due date in immediately available bankable funds.

         8. Remedies. Upon default by Borrower, as defined above, then the entire amount of unpaid Principal, Interest on and charges under this Note, as may be the case, shall (i) at the option of Lender, be and become immediately due and payable without presentment, demand, protest or other notice of any kind; (ii) bear interest at the Alternate Rate from the date of occurrence of any default or Event of Default; (iii) be subject to a late fee on accrued but unpaid Interest, as provided in subsection (a) below; (iv) be subject to a late fee on unpaid Principal, as provided in subsection (b) below; and (v) be subject to the Additional Damages, on the terms set forth in Section 6.7 of the Loan Agreement. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Note or in connection with any acceleration of the obligations hereunder. The remedies of Lender as provided in this Note and the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees, including such expenses incurred before commencement of legal action, during the pendency thereof, and during appeals to higher courts arising out of matters associated herewith and in connection with any remand from a higher court after appeal.

                  (a) Without notice or demand upon Borrower, in the event any payment of Interest is not received by Lender within two (2) days after its due date, a late fee in an amount equal to twenty percent (20%) of the amount of accrued but unpaid Interest shall be immediately due and payable by Borrower to Lender.

                  (b) Without notice or demand upon Borrower, in the event any payment of Principal is not received by Lender within two (2) days after the Maturity Date, a late fee in an amount equal to ten percent (10%) of the amount of the Principal that is due but unpaid shall be immediately due and payable by Borrower to Lender.

         9. General Provisions. This Note shall be binding upon Borrower, its successors, heirs and assigns. This Note shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Utah. Time is of the essence hereof. In this Note, whenever the context so requires, the masculine gender includes the feminine and/or neuter and vice versa, and the singular includes the plural.

         10. General Waiver. All makers, sureties, guarantors and endorsers of this Note consent to renewals and extensions of time before or after the maturity of this Note and agree that no failure on the part of Lender to exercise any power, right or privilege under this Note, or to insist upon prompt compliance with the terms of this Note, shall constitute a waiver thereof.

         11. Borrower's Waiver. Borrower waives to the fullest extent permitted by law the right to plead any and all statutes of limitation as a defense to any demand made pursuant to this Note. Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies under this Note unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Lender to exercise any right, whether before or after any default or Event of Default under either this Note, or any of the other Loan Document, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Lender of any past due amounts under this Note or the other Loan Documents shall not be deemed to be a waiver of Lender's right to require prompt payment when due of any other amounts then or thereafter due and payable hereunder or thereunder,

         12. Lawful Rate of Interest. In no event whatsoever shall the amount or rate of Interest paid or agreed to be paid to Lender pursuant to this Note exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as Interest, an amount which would be deemed unlawful under such applicable law, such Interest shall be applied to the Principal (whether or not due and payable), and not to the payment of Interest, or refunded to Borrower, if the Principal has been paid in fall.

         13. JURY TRIAL WAIVER. BORROWER AND LENDER, BY LENDER'S ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO. THB SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAVIER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAVIER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAVIER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER

HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Borrower:                           PARK CITY GROUP, INC., a Nevada
                                    corporation


                                    By
                                      -----------------------------------------
                                      Randall K. Fields, President


                                    PARK CITY GROUP, INC., a Delaware
                                    corporation


                                    By
                                      -----------------------------------------
                                      Randall K. Fields, President

                                   EXHIBIT "B"

                                       TO

                            COMMERCIAL LOAN AGREEMENT

                               SECURITY AGREEMENT

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Security Agreement") is made and entered into as of December 17, 2002, by PARK CITY GROUP, INC., a Nevada corporation, and PARK CITY GROUP. INC., a Delaware corporation, (collectively, "Borrower") for the benefit of WHALE INVESTMENTS, LTD., a Turks and Caicos company ("Lender"). Borrower is sometimes hereafter referred to singly as a "Party."

                                    RECITALS

         WHEREAS, Borrower desires to obtain a loan from Lender in the amount of TWO MILLION AND N0/100 DOLLARS ($2,000,000.00) (the "Loan"), which Loan is evidenced by that certain Promissory Note of even date herewith made by Borrower (the "Note"); and

         WHEREAS, as security for the Loan, Lender will receive, among other things, a security interest in the tangible and intangible personal property of Borrower, including various accounts receivable, interests in intellectual properties, contracts and contract rights and receivables;

         NOW, THEREFORE, to that end and in consideration of the premises, covenants and agreements contained herein, and the mutual benefits to be derived from this Security Agreement and the Loan, Borrower agrees, as follows:

                                      TERMS

         1. Reference to Defined Terms. Unless otherwise expressly set forth in this Security Agreement, each of the defined terms in this Security Agreement shall have the same meaning as set forth in that certain Commercial Loan Agreement executed concurrently herewith to Lender by Borrower, Randall K. Fields, an individual, William D. Dunlavy, an individual, and Riverview Financial Corp., a California corporation.

         2. Grant of Security Interest in and Assignment of Personal Property.

                  (a) As collateral for the payment of all sums due and the performance of all obligations under the Note and the other Loan Documents, Borrower hereby grants to Lender a security interest, and assigns, pledges, hypothecates, and sets over to Lender all of Borrower's right, title and interest, in and to all of the following personal property of Borrower, whether now existing or hereafter acquired or arising, including the proceeds, substitutions, replacements and products thereof (collectively, the "Personal Property"):

         All existing and future patents, pending patents, trademarks, service marks, copyrights, licenses, common law rights, and other intellectual and technology properties of every kind and description; customer contracts, customer agreements, license agreements, and other contracts, agreements, instruments, insurance policies and contracts, documents of title, and choses in action; money accounts, accounts receivable, and contracts receivable; tangible and intangible property of every kind and description, including, without limitation, furniture, fixtures and equipment, including computers, printers servers and other peripheral equipment and hardware of every kind, and description, and, including, without limitation, the following:

                  (i) the patents, pending patents, trademarks, and service marks listed in Exhibit "A"; and

                  (ii)     the accounts receivable listed in Exhibit "B."

         3. Financing Statement. Borrower agrees and covenants that Lender's security interest in the Personal Property shall be further evidenced by and subject to the terms of a financing statement and such other documents as Lender may request. Borrower hereby authorizes Lender to file a financing statement with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah covering the Personal Property and to record this Security Agreement with the United States Patent and Trademark Office.

         4. Representations and Warrant of Borrower. In order to induce Lender to enter into this Security Agreement and to advance funds under the Loan, Borrower represents and warrants that:

                  (a) Borrower owns the entire estate, right, title and interest in the Personal Property and the security interests and assignments granted hereby to Lender in the Personal Property are a first priority lien thereon.

                  (b} Borrower's granting of security interests in and the assignment of the Personal Property pursuant to this Security Agreement does not violate the terms of the Instruments being assigned and/or Borrower has obtained any and all consents required of any Person in connection said security interests and assignment of the Personal Property; and

                  (c) Borrower reaffirms each and every representation and, warranty set forth in Section 4 of the Loan Agreement, which are hereby incorporated herein by reference.

         5. Covenants of Borrower. So long as any amounts due under the Note or the other Loan Documents, Borrower covenants and agrees that Borrower shall keep and perform each Covenant of Borrower set forth in Section 5 of the Loan Agreement, which are hereby incorporated herein by reference, and shall not remove all or any portion of the personal Property from the State of Utah.

         6. Default. A default shall occur under this Security Agreement upon the occurrence of the default hereunder or the occurrence of an Event of Default as set forth in Section 6 of the Loan Agreement, which are hereby incorporated herein by reference. Unless and until a default shall occur under this Security Agreement, Lender shall not exercise any of Borrower's rights under the Personal Property, and Borrower shall have the right to use or posses the Personal Property; provided, however, that from and after the time of any such default, Lender shall become immediately entitled, but shall not be obligated, to exercise all the rights of Borrower under the Personal Property and to take possession of and make full use of the same.

         7. Remedies.

                  (a) Upon the ossurrence of a default hereunder or an Event of Default, Lender shall have all the remedies set forth in the Loan Agreement and the other Loan Documents and all rights and remedies of a secured party under the Uniform Commercial Code of Utah, including, without limitation, the right to take possession of the Personal Property. Lender may at any time in its discretion transfer any securities or other property constituting the Personal Property into its own name or that of its nominees and receive the income thereon and hold the same as security for the Indebtedness or apply it on the Principal, Interest or any charges due on the Note.

                  (b) Insofar as the Personal Property shall consist of accounts, accounts receivable, customer contracts, customer agreements, other contracts, agreements, and instruments, contracts recivable, customer contracts contract rights, accounts receivable, contracts receivable, general intangibles, insurance policies, instruments, chattel paper, choses in action or the like, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Personal Property as Lender may determine, whether or not liabilities or collateral are then due, for the purpose of realizing Lender's rights therein.

                  (c) Lender may proceed against Borrower, Guarantor, and/or the Personal Property, and/or any other part of the collateral securing the Note simultaneously or in any order it chooses.

                  (d) Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact, after the occurrence of an Event of Default, at any time and from time to time, at the option of Lender, to take possession and control of the Personal Property, or any part thereof, and to demand, receive, and enforce payment, to give receipts, releases and satisfaction, and to sue in the name of Borrower, as the case may be, or Lender, for the recovery of the Personal Property.

                  (e) Upon the occurrence of an Event of Default, Lender may, either in persons, by agent, or by a court-appointed receiver, regardless of the adequacy of Lender's security, and without bond, enter upon the promises of Borrower and take possession and/or control of the Personal Property, respectively, or any part thereof, to perform all acts necesary and appropriate to maintain and operate the Personal Property, including, without limitation, executing or terminating contracts providing for the management or maintenance of the Personal

Property, enforcing, amending, modifying, or terminating the contracts constituting the Personal Property, all on such terms as are deemed best to protect the security of the Loan.

                  (f) All revenue and/or the proceeds from the sale of the Personal Property collected subsequent to the occurrence of an Event of Default shall be applied at the discretion of, and in such order as determined by, Lender to the costs, if any, of taking possession and control and managing the Personal Property and collecting such amounts, including, but not limited to, attorney's fees. costs and fees of appeal (including those related to any bankruptcy proceeding by or against Borrower), receiver's fees, premiums on receiver's bonds, costs of repairs to the Personal Property, premiums on insurance policies, taxes, assessments and other charges on the Personal Property, and the costs of discharging any obligation or liability of Borrower regarding the Personal Property. Lender or any receiver shall have access to the books and records of Borrower related to the Personal Property and shall be liable to account only for any revenue actually received by Lender. Lender shall not be liable to Borrower, or anyone claiming under or through Borrower, including, without limitation, Guarantor, or anyone having any interest in the Personal Property by reason of anything done or left undone by Lender under this Security Agreement.

                  (g) If the revenues from the Personal Property are not sufficient to meet the costs, if any, of taking possession and control of, managing, and foreclosing on the Personal Property, any funds expended by Lender for such purposes shall become secured Indebtedness.

                  (h) Any entering upon and taking possession and control of fhe Personal Property by Lender or any receiver and any application of the revenue and/or other proceeds from the sale of the Personal Property, as provided herein, shall not cure or waive any Event of Default or other default under the Loan Documents or limit or invalidate any other right or remedy of Lender.

         8. Additional Rights of Lender. Lender shall have the right to assign Borrower's estate, right, title and interest in the Personal Property assigned to Lender by Borrower under this Security Agreement to any subsequent holder of the Note or any participating interest therein to any Person acquiring title to the Personal Property, or any part thereof, through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Lender. Lender may take or release other security for the Loan, may release any party preliminarily or secondarily liable therefor and may apply any other security held by Lender to the satisfaction of the Note, without prejudice to any of Lender's rights under this Security Agreement.

         9. Release. The security interest granted to Lender of the Personal Property and the assignment thereof under this Security Agreement shall cease and terminate as to all the Personal Property upon satisfaction in full of all the Indebtedness under the Loan. Lender shall release from the security interest granted herein and reassign the Personal Property to Borrower upon payment of all the Indebtedness under the Loan. It is expressly understood that no judgment or decree that may be entered on any of the Indebtedness secured or intended to be secured by this Security Agreement shall operate to release, abrogate or lessen the effect of the security interests and assignments granted hereunder, but that the same shall continue in full force and effect as herein provided. The provisions of this Security Agreement shall also.

remain in full force and effect during the pendency of any proceedings for the foreclosure and/or sale of the Personal Property, or any part thereof, both before and after sale, until the issuance of a deed pursuant to a decree of foreclosure and/or sale, unless the Loan is fully satisfied.

         10. Effect on Rights Under Other Documents. Nothing contained in this Security Agreement and no act done or omitted by Lender pursuant to the powers and rights granted Lender hereunder shall prejudice or be deemed to be a waiver by Lender of its rights and remedies under the other Loan Documents. The right of Lender to collect the Loan and to enforce the Loan Document or realize on any other security therefor held by Lender may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by Lender hereunder. This Security Agreement is intended to be supplementary to and not a substitution or in derogation of any assignment contained in any other document.

         11. Further Assurances. Borrower hereby agree that it shall, whenever and as often as requested to do so by Lender, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to Lender any and all such further assignments, conveyances, approvals, consents, memoranda of the subject matter hereof, duplicate originals hereof, and any and all other documents and to do any and all other acts as may be necessary or appropriate to carry out the terms of this Security Agreement, including, without limitation, any document which Lender may chose to file with the United Sates Patent and Trademark Office in order to perfect Lender's security interest in Borrower's patents, trademarks and service marks, including, without limitation, an absolute assignment of Borrower's patents, pending patents, trademarks and service marks. This Security Agreement or memorandum hereof may be recorded and/or filed by Lender at any time in any jurisdiction(s) Lender chooses.

         12. No Waiver. Any waiver by Lender hereunder must be in a writing signed by Lender. A waiver by Lender of any of Lender's rights hereunder and a breach of any of the covenants and agreements contained herein to be performed by Borrower shall not be construed as a waiver of such rights in any succeeding instance or of any succeeding breach of the same or other covenants, agreements, restrictions or conditions.

         13. Marshalling, Notwithstanding the existence of any other security interest in the Personal Property held by Lender or by any other party, Lender shall have the right to determine the order in which any of the Personal Property, or any part thereof, shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the Loan are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower and any party who now or hereafter acquires a security interest in any of the Personal Property and who has actual or constructive notice of this Security Agreement waives, to the fullest extent permitted by law, any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         14. Notices. All notices, demands, requests, consent approval or communications required under this Security Agreement shall be in writing and shall be deemed to have been properly given if sent by hand delivery, overnight courier, or certified mail - return receipt requested, postage prepaid, addressed to the Parties as specified in the Loan Agreement.

         15. Governing Law. This Security Agreement shall be governed, interpreted and construed under the laws of the State of Utah without regard to its conflicts of laws provisions.

         16. Severability. In case any of the provisions of this Security Agreement shall at any time be held by a court of competent jurisdiction to be illegal, invalid, or unenforeceable for any reason, such illegality, invalidity or unenforeceability shall not affect the remaining provisions of this Security Agreement, and this Security Agreement shall be construed and enforced as if all such illegal, invalid or unenforceable provisions had never been inserted herein.

         17. Amendment. This Security Agreement may not be amended or modified except in writing signed by Lender and Borrower.

         IN WITNESS WHEREOF, Borrower has executed this Security Agreement as of fhe date first above set forth.

Borrower:                           PARK CITY GROUP. INC., a Nevada
                                    corporation


                                    By
                                       ----------------------------------------
                                       Randall K. Fields, President




                                    PARK CITY GROUP,INC., a Delaware
                                    corporation


                                    By
                                       ----------------------------------------
                                       Randall K. Fields, President

                                   EXHIBIT "A"

                                       TO

                               SECURITY AGREEMENT

Name                                                 Patent #          Granted             Notes
----                                                 --------          -------             -----
Business Method Projection System &
Method                                               5,459,656         10/17/95         Forecaster

System & Method For Estimating Business
Demand Based On Business Influences                  5,712,985         01/27/98         BDM??

System & method for Making Staff Schedules
as a function of available resources as well as
Employee skill level, availability & priority        5,111,391         05/05/92         Labor Scheduler

Product Demand System & Method                       5,299,115          3/29/94         Produciton Planner

Data Management Using Nested Records &
Code Points                                          5,634,123         05/27/97         Code Point

Agent-Based Multithreading Application
Programming Interface                                5,421,013         05/30/95         Agency for ActionBase

System & Method For Creating, Processing
& Storing Forms Electronically                       5,410,646         04/25/95         FormMail

Method of Operating Data Base Utility                Pending

System & Method for Applicaiton
Development of User Defined Business
Event Driven Task Manager Using Action
Boards                                               Pending

Automated Post Office Based Rule Analysis
of E-Mail Messages & Other Data Objects
For controlled distribuion in Network
Enviroment                                           6,073,142          6/6/00          Action Gatekeeper

Quick Switch Language Support                        Pending

                                                                    Trademarks



M & M         Serial No.        Reg.           Mark             Filed         Registered           Register     Status
File No.                                                                      Abondoned
----------   ------------     ---------   ----------------   ----------     ---------------      -----------   --------
               73770007        1550022     FORMMAIL           12-19-88        Reg. 8-1-89         PRINCIPAL      LIVE
                 (MFI)
               73770008        1550023     ROI                12-19-88        Reg. 8-1-89         PRINCIPAL      LIVE
                 (MFI)
               74392139        1996245     PARK CITY GROUP     5-19-93        Reg. 8-20-96        SUPPLEMENTAL   LIVE
 3254.3.1      74400132        1941453     PAPERLESS           6-9-93         Reg. 12-12-95       PRINCIPAL      LIVE


M & M         Serial No.        Reg.           Mark             Filed         Registered           Register     Status
File No.                                                                      Abondoned
----------   ------------     ---------   ----------------   ----------     ---------------      -----------   --------
               74401618        2012174    PARK CITY GROUP       6-14-93       Reg. 10-29-96       PRINCIPAL       LIVE
 32543.2       74559258        1952025    PAPERLESS MANAGEMENT  8-9-94        Reg. 1-23-96        SUPPLEMENTAL    LIVE
               74590333        2030761    ACTIONBOARD           10-25-94      Reg. 1-14-97        PRINCIPAL       LIVE
               75125556        2247985    ACTION GATEKEEPER     6-26-96       Reg. 5-25-99        PRINCIPAL       LIVE



                                   EXHIBIT "C"

                                       TO

                            COMMERCIAL LOAN AGREEMENT

                             STOCK PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT ("Stock Pledge Agreement") is made and entered to as of December 17, 2002, by RANDALL K FIELDS, an individual ("Fields"), for the benefit of WHALE INVESTMENTS, LTD., a Turks and Caicos company ("Lender").

                                    RECITALS

         WHEREAS. Fields owns fifty percent (50%) of the issued and outstanding capital stock of Vallaria Cuatro, Ltd., a Colorado corporation (the "Corporaiton"), consisting of ______________________ (_________) shares (the
"Stock"), evidenced by Stock Certificate No. ____________, dated _______ (the "Certificate"); and

         WHEREAS, Park City Group, Inc., a Nevada corporation ("Borrower"), desires to obtain a loan from Lender, in the amount of TWO MILLION AND N0/100 DOLLARS ($2,000,000.00)(the "Loan"), which Loan is evidenced by that certain Promissory Note of even date herewith under which Borrower is the maker (the "Note"); and

         WHEREAS, as security for the Loan, Lender will receive, among other things, a pledge of the Stock by Fields;

         NOW. THEREFORE, to that end and in consideration of the premises, covenants and Agreements contained herein, and the mutual benefits to be derived from this Stock Pledge Agreement and the Loan, the Parties agree, as follows:

                                      TERMS

         1. Reference to Defined Terms. Unless otherwise expressly set forth in this Stock pledge Agreement, each of the defined terms in this Stock Pledge Agreement shall have the same meaning as set forth in that certain Commercial Loan Agreement by and among Lender, Borrower, Fields, William D. Dunlavy, and individual, and Riverview Financial Corp., a California corporation, being executed concurrently herewith (the "Loan Agreement").

         2. Pledge of Stock. On the Closing Date, Fields hereby pledges assigns and delivers the Stock and the Certificate to Lender, and Fields shall execute, in blank, and deliver to Lender an irrevocable stock power (the "Stock" Power"), in the form and substance satisfactory to Lender, covering the Stock.

         3. Voting Rights and Dividends.

                  (a) So long as no default or Event of Default has occurred under the Loan Documents. Fields shall have the right to vote the Stock solely for the election of directors of the Corporation, but for no other reason or transaction. Upon the occurrence of a default or Event of Default under the Loan Documents, Fields' right to vote the Stock for the election of directors of the Corporation shall automatically cease and terminate, and only Lender shall thereafter be entitled to vote the Stock, which voting rights shall include, without limitation, the right to vote the Stock to remove Fields as a director and officer of the Corporation, to elect new directors of the Corporation, and to take any other actions permitted by the Bylaws of the Corporation or the laws of the State of Colorado.

                  (b) Any and all dividends or other distributions, whether in cash or stock, by the Corporation to Fields shall be delivered by Fields to Lender for application to the balance due under the Note, if in cash, or held by Lender as additional security for the Loan, if in stock

         4. Representations and Warranties of Fields. In order to induce Lender to enter into this Stock Pledge Agreement and to advance funds under the Loan, Fields represents and warrants to Lender that:

                  (a) Fields owns the entire estate, right, title and interest in and to the Stock, and the Certificate represents fifty percent (50) of the outstanding and issued shares of capital stock of the Corporation and all of Fields' stock ownership in the Corporation.

                  (b) As of the Closing Date, Fields' pledge of the Stock pursuant to this Stock Pledge Agreement will not violate the terms of any agreement to which Fields is a party and/or Fields has obtained any and all consents required of any Person in connection with the pledge of the Stock; and


                  (c) Fields reaffirms each and every representation and warranty set forth in Section 4 of the Loan Agreement, which are hereby incorporated herein by reference.

                  (d) The making the Loan by Lender to Borrower will be of substantial benefit to Fields, and Fields understands that Lender would not make the Loan without Fields pledge of the Stock on the terms and as provided in this Stock Pledge Agreement.

         5 Events of Default. A default shall occur under this Stock Pledge Agreement upon the occurrence of an Event of Default as set forth in Section 6 of the Loan Agreement, which are hereby incorporated herein by reference.

         6. Remedies.

                  (a) Upon the occurrence of an Event of Default, Lender shall have all the remedies set forth in the Loan Agreement and the other Loan Documents and all rights and remedies of a secured party under the Uniform Commercial Code of Utah. Lender may at any time in its discretion transfer the Stock into its own name or that of its nominees and receive the income thereon and hold the same as security for the Indebtedness or apply it on the Principal, Interest and any other charges due under the Note.

                  (b) Lender may proceed against Borrower, Fields, the other parties constituting Guarantor, the Personal Properly (as defined in the Security Agreement), the Property, the Stock, and/or any other part of the Collateral securing the Note simultaneously or in any order Lender chooses.

                  (c) All revenue and/or the proceeds from Lender's sale of the Stock collected subsequent to the occurrence a default or an Event of Default under the Loan Documents shall be applied at the discretion of, and in such order as determined by Lender to the costs, if any, of taking possession and control and managing the Stock and collecting such amounts, including, but not limited to, attorney's fees, costs and fees of appeal (including those related to any bankruptcy proceeding by or against Fields) premiums on bonds, taxes, assessments and other charges on the Stock, and the costs of discharging any obligation or liability of regarding the Stock. Lender shall have access to the books and records of Fields related to the Stock and shall be liable to account only for any revenue actually received by Lender from the sale of the Stock. Lender shall not be liable to Fields, or anyone claiming under or through Fields, including without limitation, Borrower or any other guarantor, or anyone having any Interest in the Stock by reason of anything done or left undone by Lender under this Stock Pledge Agreement.

                  (d) If the revenues from the sale of the Stock are not sufficient to meet the costs if any of taking possession and control of, managing, and foreclosing on the Stock, any funds expended by Lender for such purposes shall become secured Indebtedness.

         7. Additional Rights of Lender. Lender shall have the right to assign Fields' estate, right, title and interest in the Stock pledged to Lender by Fields under this Stock Pledge Agreement to any subsequent holder of the Note or any participating interest therein to any Person acquiring title to the Stock, any part thereof, through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Lender. Lender may take or release other security for the Loan, may release any party primarily or secondarily liable therefore and may apply any other security held by Lender to the satisfaction of the Note, without prejudice to any of Lender's rights under this Stock Pledge Agreement.

         8. Release. The security interest granted to Lender in the Stock under this Stock Pledge Agreement shall cease and terminate as to the Stock upon satisfaction in full of all the Indebtedness under the Loan, and Lender shall return the Stock to Fields and either return to Fields or destroy the Stock Power upon payment of all the Indebtedness under the Loan. It is expressly understood that no judgment or decree that may be entered on any of the Indebtedness secured or intended to be secured by this Stock Pledge Agreement shall operate to release, abrogate or lessen the effect of the security interest, pledge and assignments granted hereunder, but that the same shall continue in full force and effect as herein provided. The provisions of this Stock Pledge Agreement shall also remain in full force and effect during the pendency of any proceedings for the foreclosure and/or sale of the Stock, or any part thereof, both before and after sale, until the such foreclosure and/or sale are final, unless the Loan is fully satisfied.

         9. Effect on Rights Under Other Documents. Nothing contained in this Stock Pledge Agreement and no act done or omitted by Lender pursuant to the powers and rights granted Lender hereunder shall prejudice or be deemed to be a waiver by Lender of its rights and remedies under the other Loan Documents. The right of Lender to collect the Loan and to enforce the Loan Documents or realize on any other security therefor held by Lender may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by Lender hereunder. This Stock Pledge Agreement is intended to be supplementary to and not in substitution or in derogation of any assignment contained in any other document.

         10. Further Assurances. Fields hereby agrees that it shall, whenever and as often as requested to do so by Lender, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to Lender any and all such further conveyances, approvals, consents, memoranda of the subject matter hereof, duplicate originals hereof, and any and all other documents and to do any and all other acts as may be necessary or appropriate to carry out the terms of this Stock Pledge Agreement.

         11. No Waiver. Any waiver by Lender hereunder must be in a writing signed by Lender. A waiver by Lender of any of Lender's rights hereunder and a breach of any of the covenant and agreements contained herein to be performed by Fields shall not be construed as a waiver of such rights in any succeeding instance or of any succeeding breach of the same or other covenants, agreements, restrictions or conditions.

         12. Marshalling. Notwithstanding the existence of any other security interest in the Personal Property and/or the Pledged Property held by Lender or by any other party. Lender shall have the right to determine the order in which the Stock, or any part thereof, shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the Loan are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Fields and any party who now or hereafter acquires a security interest in any of the Stock and who has actual or constructive notice of this Stock Pledge Agreement waives, to the fullest extent permitted by law, any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         13. Notices. All notices, demands, requests, consents, approvals or communications required under this Stock Pledge Agreement shall be in writing and shall be deemed to have been properly given if sent by hand delivery, overnight courier, or certified mail - return receipt requested, postage prepaid, addressed to the Parties as specified in the Loan Agreement.

         14. Governing Law: Severability. This Stock Pledge Agreement shall be governed, interpreted and construed under the laws of the State of Utah without regard to its conflicts of laws provisions. In case any of the provisions of this Stock Pledge Agreement shall at any time be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Stock Pledge Agreement, and this Stock Pledge Agreement shall be construed and enforced as if all such illegal, invalid or unenforceable provisions had never been inserted herein.

         IN WITNESS WHEREOF, Fields has executed this Stock Pledge Agreement as of the date first above set. forth.

Fields:




                                       ______________________________________
                                       RANDALL K. FIELDS, an individual

                                   EXHIBIT "D"

                                       TO

                            COMMERCIAL LOAN AGREEMENT

                        ADDITIONAL STOCK PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT ("Stock Pledge Agreement") is made and entered into as of December 17, 2002, by PARK CITY GROUP, INC., a Nevada corporation ("PCG-Nevada"), for the benefit of WHALE INVESTMENTS, LTD., a Turks and Caicos company ("Lender").

                                    RECITALS

         WHEREAS PCG-Nevada owns all of the issued and outstanding capital stock (the "Stock") of Park City Group, Inc., a Delaware corporation ("PCG-Delaware); and

         WHEREAS PCG-Nevada and PCG-Delaware (collectively, "Borrower") desire to obtain a loan from Lender, amount of TWO MILLION AND N0/100 DOLLARS ($2,000,000.00) (the "Loan"), which Loan is evidenced by that certain Promissory Note of even date herewith under which Borrower is the maker (the "Note"); and

         WHEREAS, as security for the Loan, Lender will receive, among other things, a pledge of the Stock by PCG-Nevada;

         NOW THEREFORE, to that end and in consideration of the premises, covenants and Agreements contained herein, and the mutual benefits to be derived from this Stock Pledge Agreement and the Loan, PCG-Nevada agrees, as follows:

                                      TERMS

         1. Reference to Defined Terms. Unless otherwise expressly set forth in this Stock pledge Agreement, each of the defined terms in this Stock Pledge Agreement shall have the same meaning as set forth in that certain Commercial Loan Agreement by and among Lender, Borrower, Randall K. Fields, William D. Dunlavy, an individual and Riverview Financial Corp., a California corporation, being executed concurrently herewith (the "Loan Agreement).

         2. Pledge of Stock. On the Closing Date, PCG-Nevada hereby pledges, assigns and delivers the Stock, and the certificates representing the Stock (the "Certificates"), to Lender, and PCG-Nevada shall execute, in blank, and deliver to Lender irrevocable stock powers (the "Stock Powers"), in form and substance satisfactory to Lender, covering the Stock.

         3. Voting Rights and Dividends.

                  (a) So long as no default or Event of Default has occurred under the Loan Documents, PCG-Nevada shall have the right to vote the Stock solely for the election of directors of PCG-Delaware, but for no other purpose. Upon the occurrence of a default or Event of Default under the Loan Documents, PCG-Nevada's right to vote the Stock for the election of directors shall automatically cease and terminate, and only Lender shall thereafter be entitled to vote the Stock, which voting rights shall include, without limitation, the right to vote for the election of directors of PCG-Delaware and to take any other actions permitted by the Bylaws of the Corporation or the laws of the State of Delaware.

                  (b) Any and all dividends or other distributions, whether in cash or stock, by PCG-Delaware to PCG-Nevada shall be delivered by PCG-Nevada to Lender for application to the balance due under the Note, if in cash, or held by Lender as additional security for the Loan, if in stock.

         4. Representations and Warranties of PCG-Nevada. In order to induce Lender to enter into this Stock Pledge Agreement and to advance funds under the Loan, PCG-Nevada represents and warrants to Lender that;

                  (a) PCG-Nevada owns the entire estate, right, title and interest in and to all of the Stock, and the Certificates evidence PCG-Nevada's entire ownership of the Stock.

                  (b) As of the Closing Date. PCG-Nevada's pledge of the Stock pursuant to this Stock Pledge Agreement will not violate the terms of any agreement to which PCG-Nevada is a party and/or PCG-Nevada has obtained any and all consents required of any Person in connection with the pledge of the Stock, including, without limitation, the Board of Directors of PCG-Nevada; and PCG-Nevada's pledge of the Stock pursuant to this Stock Pledge Agreement will not violate any state or federal securities laws, rules or regulations; and

                  (c) PCG-Nevada reaffirms each and every representation and warranty set forth in Section 4 of the Loan Agreement, which are hereby incorporated herein by reference.

                  (d) The making the Loan by Lender to Borrower will be of substantial benefit to PCG-Nevada, and PCG-Nevada understands that Lender would not make the Loan without PCG-Nevada's pledge of the Stock on the terms and as provided in this Stock Pledge Agreement.

         5. Events of Default. A default shall occur under this Stock Pledge Agreement upon the occurrence of an Event of Default as set forth in Section 6 of the Loan Agreement, which are hereby incorporated herein by reference.

         6. Remedies.

                  (a) Upon the occurrence of an Event of Default, Lender shall have all the remedies set forth in the Loan Agreement and the other Loan Documents and all rights and remedies of a secured party under the Uniform Commercial Code of Utah. Lender may at any time in its discretion transfer the Stock into its own name or that of its nominees and receive the income thereon and hold the same as security for the Indebtedness or apply it on the Principal, Interest and any other charges due under the Note.

                  (b) Lender may proceed against the parties constituting Borrower (or either of them), the parties constituting Guarantor (or any of them), the Personal Property (as defined in the Security Agreement), the Property, the Stock, and/or any other part of the Collateral securing the Note simultaneously or in any order Lender chooses.

                  (c) All revenue and/or the proceeds from Lender's sale of the Stock collected subsequent to the occurrence a default or an Event of Default under the Loan Documents shall be applied at the discretion of, and in such order as determined by, Lender to the costs, if any, of taking possession and control and managing the Stock and collecting such amounts, including, but not limited to, attorney's fees, costs and fees of appeal (including those related to any bankruptcy proceeding by or against PCG-Nevada), premiums on bonds, taxes, assessments and other charges on the Stock, and the costs of discharging any obligation or liability of regarding the Stock. Lender shall have access to the books and records of PCG-Nevada related to the Stock and shall be liable to account only for any revenue actually received by Lender from the sale of the Stock. Lender shall not be liable to PCG-Nevada, or anyone claiming under or through PCG-Nevada, including, without limitation, PCG-Nevada's shareholders, any other guarantor, or anyone having any interest in the Stock, by reason of anything done or left undone by Lender under this Stock Pledge Agreement.

                  (d) If the revenues from the sale of the Stock are not sufficient to meet the costs, if any, of taking possession and control of managing, and foreclosing on the Stock, any funds expended by Lender for such purposes shall become secured Indebtedness.

         7. Additional Rights of Lender. Lender shall have the right to assign PCG-Nevada's estate, right, title and interest in the Stock pledged to Lender by PCG-Nevada under this Stock Pledge Agreement to any subsequent holder of the Note or any participating interest therein to any Person acquiring title to the Stock, any part thereof, through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Lender. Lender may take or release other security for the Loan, may release any party primarily or secondarily liable therefor and may apply any other security held by Lender to the satisfaction of the Note, without prejudice to any of Lender's rights under this Stock Pledge Agreement.

         8. Release. The security interest granted to Lender in the Stock under this Stock Pledge Agreement shall cease and terminate as to the Stock upon satisfaction in full of all the Indebtedness under the Loan, and Lender shall return the Stock to PCG-Nevada and either return to PCG-Nevada or destroy the Stock Powers upon payment of all the Indebtedness under the Loan. It is expressly understood that no judgment or decree that may be entered on any of the Indebtedness secured or intended to be secured by this Stock Pledge Agreement shall operate to release, abrogate or lessen the effect of the security interests, pledge and assignments granted hereunder, but that the same shall continue in full force and effect as herein provided. The provisions of this Stock Pledge Agreement shall also remain in full force and effect during the pendency of any proceedings for the foreclosure and/or sale of the Stock, or any part thereof, both before and after sale, until the such foreclosure and/or sale are final, unless the Loan is fully satisfied.

         9. Effect on Rights Under Other Documents. Nothing contained in this Stock Pledge Agreement and no act done or omitted by Lender pursuant to the powers and rights granted Lender hereunder shall prejudice or be deemed to be a waiver by Lender of its rights and remedies under the other Loan Documents. The right of Lender to collect the Loan and to enforce the Loan Documents or realize on any other security therefor held by Lender may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by Lender hereunder. This Stock Pledge Agreement is intended to be supplementary to and not in substitution or in derogation of any assignment contained in any other document.

         10. Further Assurances. PCG-Nevada hereby agrees that it shall, whenever and as often as requested to do so by Lender, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to Lender any and all such further conveyances, approvals, consents, memoranda of the subject matter hereof, duplicate originals hereof, and any and all other documents and to do any and all other acts as may be necessary or appropriate to carry out the terms of this Stock Pledge Agreement.

         11. No Waiver. Any waiver by Lender hereunder must be in a writing signed by Lender. A waiver by Lender of any of Lenders rights hereunder and a breach of any of the covenants and agreements contained herein to be performed by PCG-Nevada shall not be construed as a waiver of such rights in any succeeding instance or of any succeeding breach of the same or other covenants, agreements, restrictions or conditions.

         12. Marshalling. Notwithstanding the existence of any other security interest in the Personal Property and/or the Pledged Property held by Lender or by any other party, Lender shall have the right to determine the order in which the Stock, or any part thereof, shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the Loan are satisfied from the proceeds realized upon the exercise of the remedies provided herein. PCG-Nevada and any party who now or hereafter acquires a security interest in any of the Stock and who has actual or constructive notice of this Stock Pledge Agreement waives, to the fullest extent permitted by law, any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         13. Notices. All notices, demands, requests, consents, approvals or communications required under this Stock Pledge Agreement shall be in writing and shall be deemed to have been properly given if sent by hand delivery, overnight courier, or certified mail - return receipt requested, postage prepaid, addressed to the Parties as specified in the Loan Agreement.

         14. Governing Law: Severability. This Stock Pledge Agreement shall be governed, interpreted and construed under the laws of the State of Utah without regard to its conflicts of laws provisions. In case any of the provisions of this Stock Pledge Agreement shall at any time be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Stock Pledge Agreement, and this Stock Pledge Agreement shall be construed and enforced as if all such illegal, invalid or unenforceable provisions had never been inserted herein.

         IN WITNESS WHEREOF, PCG-Nevada has executed this Stock Pledge Agreement as of the date first above set forth.

PCG-Nevada:                                   PARK CITY GROUP, INC., a
                                              Nevada corporation


                                              By
                                                 -------------------------------
                                                 Randall K. Fields, President

                                   EXHIBIT "E"

                                       TO

                            COMMERCIAL LOAN AGREEMENT

                       GUARANTY OF PAYMENT AND PERFORMANCE

                       GUARANTY OF PAYMENT AND PERFORMANCE

         THIS GUARANTY OF PAYMENT AND PERFORMANCE ("GUARANTY") is made And entered into as of the 17th day of December, 2002, by ________________ ("Guarantor"), in order to induce WHALE INVESGMENTS, LTD., a Turks and Caicos company ("Lender"), to make the loan referenced herein (the "Loan"), jointly and severally, to PARK CITY GROUP, INC., a Nevada corporation, and Park City Group, Inc., a Delaware corporation (collectively, "Borrower").

                                    RECITALS

         1. Reference to Defined Terms. Unless otherwise expressly set forth in this Guaranty, each of the defined terms in this Guaranty shall have the same meaning as set forth In that certain Commercial Loan Agreement executed concurrently herewith to Lender by Borrower, Randall K. Fields, an individual, William D. Dunlavy, an individual, and Riverview Financial Corp., a California corporation.

                  A. Reference to Loan. Concurrently with the execution of this Guaranty, Borrower is entering into a loan transaction in which Borrower has agreed to execute a Promissory Note ("Note") in favor of Lender, in the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00). The Note shall be secured by certain security interests that create liens on certain personal property, as described in the Loan Documents.

                  B. Beneficial Interest of Guarantor. Guarantor acknowledges that the financial accommodations extended to Borrower by Lender will be of substantial benefit to Guarantor. Guarantor agrees and acknowledges that the execution of this Guaranty is a material Inducement to Lender to make the Loan, and further that Guarantor has a material interest in Ensuring that the Loan is made by Lender to Borrower lender is willing to make the Loan to Borrower, but only upon the express condition that Guarantor executes this Guaranty.

                                TERMS OF GUARANTY

         FOR GOOD, VALUABLE AND ADEQUATE CONSIDERATION, the receipt and adequacy of which arc hereby acknowledged, Guarantor agrees, as follows:

         1. Guaranty of the Loan. In consideration of Lender granting financial accommodations to Borrower, and to induce lender to make the Loan to Borrower, Guarantor unconditionally, absolutely, and irrevocably guarantees and promises the full payment of all monetary amounts and the full and faithful performance of all non-monetary obligations and responsibilities under the Loan Documents by Borrower to be paid and/or performed.

         The word "Indebtedness" is used herein in its most comprehensive sense and shall mean and include the following:

                  (a) Any and an advances, debts, obligations and liabilities of Borrower relating to or arising out of the Loan and the Loan Documents, including, without limitation, as set forth in the Note, the Principal, Interest, and, if applicable, Interest at the Alternate Rate.

                  (b) All primary, secondary, direct, indirect, fixed and contingent obligations of Borrower to pay Principal, Interest, and, if applicable, Interest as the Alternate Rate, loan fees and any other fees, charges, sums, costs and expenses, which may be owing at any time under the Note or the other Loan Documents, as any or all of them may from time to time be modified, amended, extended or renewed.


         2. Modifications of Security Documents. In such manner, upon such terms, and at such times as Lender deems best, and without notice to Guarantor, Lender may alter, modify, compromise, accelerate, extend or change the time or manner for the repayment of any Indebtedness or the performance of any obligation guaranteed by this Guaranty, increase or reduce the rate of Interest on the Note, release Borrower by acceptance of a deed in lieu of foreclosure or otherwise, as to all or any part of the obligations guaranteed, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefore, or release, alter, exchange, surrender, reconvey (partially or otherwise), or subordinate any security therefore. No exercise or non-exercise by Lender of any right given to Lender, no dealing by Lender with Guarantor or any guarantor, endorser, or any other person, and no change, impairment, release, waiver or suspension of any right or remedy of Lender against any person, including Borrower and any other guarantor, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor, or give Guarantor any recourse against Lender.

         3. Independent Obligations Under Guaranty. The obligations of this Guaranty are independent, separate and apart from and in addition to the obligations of Borrower, and once a "deficiency" (as defined below) arises, a separate action or actions may be brought and prosecuted against Guarantor, whether or not action is brought or prosecuted against Borrower or any other guarantor of Borrower, and, as applicable, against the assets of Borrower and any such third party guarantor, and whether or not Borrower and any such third party guarantor is joined in any such action or actions, and Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty or the enforcement thereof. The liability of Guarantor shall be reinstated and revived, and the rights of Lender shall continue, with respect to any amount at any time paid on account of the Indebtedness guaranteed hereby, which shall thereafter be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of Borrower, or otherwise, all as though such amount had not been paid.

         For purposes of this Guaranty, the term "deficiency" shall arise when any of the following events occur:

                  (a) Borrower is in material and uncured default under the terms and conditions of the Security Documents; or

                  (b) Borrower is in material and uncured default as to the making of any of the scheduled payments under the terms and conditions of the Note, including, without limitation, the Principal, Interest, Interest at the Alternate Rate, and/or other charges under the Loan Documents; or

                  (c) When the assets of Borrower upon foreclosure by Lender of the security interests granted under the Security Documents are inadequate to pay off the Note, including all accrued Interest. Interest at the Alternate Rate. and the expenses of collection as permitted by the Note.

         4. Waivers by Guarantor.

                  (a) Guarantor waives and relinquishes any right to require Lender to (i) proceed against Borrower or its assets by judicial or non-judicial process; (ii) proceed against or, exhaust any security for the Indebtedness of Borrower to Lender or this Guaranty; or (iii) pursue any other remedy in Lender's power whatsoever.

                  (b) Until all the Indebtedness to Lender by Borrower shall have been paid in full, Guarantor shall not have, and hereby waives (i) any right to proceed against the Borrower for reimbursement; (ii) any right to any remedy which Lender now has or may hereafter have against Borrower; and (iii) any benefit of any security now or hereafter held by Lender.

                  (c) Lender, in Lender's sole and absolute discretion, may foreclose, either by judicial foreclosure or by exercise of the power of sale, any deed of trust or any security agreement securing the Indebtedness, and. even though the foreclosure may destroy or diminish Guarantor's rights against Borrower. Guarantor shall be liable to Lender for any part of the Indebtedness remaining unpaid after such foreclosure.

                  (d) Guarantor waives (i) all presentments, demands for performance, notices of non-performance, protests, notices of protests, and notices of dishonor; (ii) all other notices and demands to which Guarantor might be entitled, including, without limitation, notices of all of the following: the acceptance hereof; the amount of the Indebtedness from time to time outstanding; any sale or other disposition of any property securing all or any part of the Indebtedness; any adverse change in Borrower's financial position; any other fact which might increase Guarantor's risk; any default, partial payment or non-payment of all or any part of the Indebtedness; any and all agreements and arrangements between Lender and Borrower, and any changes, modifications, or extensions thereof; (iii) any defense arising by reason of any failure of Lender to obtain, perfect, maintain or keep in force any security interest in any property of Borrower or any other Person; (iv) any defense based upon any failure of Lender to give Guarantor notice of any sale or other disposition of any property securing any or all of the Indebtedness, or any defects in any such notice that may be given, or any failure of Lender to comply with any applicable law in enforcing any security interest in any property securing any or all of the Indebtedness, including, but not limited to, any failure of Lender to dispose of any property securing all or any part of the Indebtedness in a commercially reasonable manner; (v) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement readjustment of debt. liquidation or dissolution proceeding commenced by or against Borrower or any other guarantor or any endorser, co-maker or other person, including. without limitation, any discharge of or bar against collecting any of the Indebtedness, in or as a result of any such proceeding; (vi) any defense arising by reason of any disability or other defense of Borrower or any other guarantor or any endorser, co-maker or other Person or by reason of the cessation from any cause whatsoever of the liability of Borrower, or any other Guarantor or endorser, co-maker or other person with respect to all or any part of the Indebtedness;
(vii) the benefit of any and all statutes of limitation with respect to any action based upon. arising out of, or related to this Guaranty; and (viii) any and all other suretyship defenses, except payment in full.

         5. Waivers of Subrogation and Other Rights.

                  (a) Upon a default of Borrower, Lender, in Lender's sole and absolute discretion, without prior notice to or consent of Guarantor, may elect to: (i) foreclose either judicially or non-judicially against the Collateral;
(ii) accept a transfer of any security in lieu of foreclosure; (iii) compromise or adjust the Loan or any part of it or make any other accommodation with Borrower or Guarantor; or (iv) exercise any other remedy against Borrower or any security, No such action by Lender shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Lender, whether contractual or arising by operation of law or otherwise. In connection with the Loan, Guarantor expressly agrees that under no circumstances shall Guarantor be deemed to have any right, title, interest or claim in or to any property held by Lender or any third party after any foreclosure or Transfer in lieu of foreclosure of any such property.

                  (b) Regardless of whether Guarantor may have made any payments to Lender, Guarantor hereby waives: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to Lender, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise; (ii) all right to enforce any remedy that Lender may have against Borrower; and (iii) all rights to participate in any security now or later held by Lender for the Loan. The waivers given in this subsection 5(b) shall be effective until the Loan has been paid and performed in full.

         6. Remedies Cumulative; No Waiver. The amount of Guarantor's liability and all rights, powers and remedies of Lender hereunder and under any of the Loan Documents or any other agreement now or at any tune hereafter in force between Lender and Guarantor, including any other guaranty executed by Guarantor relating to any Indebtedness of Borrower to Lender, shall be cumulative and not alternative, and such rights powers and remedies shall be in addition to all rights powers and remedies given to Lender by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any Indebtedness of Borrower to Lender.

         7. Guaranty Made With Full Knowledge. Guarantor has had the opportunity to review fully the matters discussed and contemplated by the Loan Documents, including the remedies Lender may pursue against Borrower in the event of a default under the Loan Documents, the value of the security or collateral for the Loan, and Borrower's financial condition and ability to perform under the Loan. Guarantor further agrees to keep fully informed on all aspects of Borrower's financial condition and the performance of Borrower's obligations to Lender and that Lender has no duty to disclose to Guarantor any information pertaining to Borrower or any security or collateral. If provided in the Loan Documents, Guarantor agrees that the bankruptcy, insolvency or other actions of Guarantor as set forth in the Loan Documents may be Events of Default under the Loan Documents.

         8 Financial Condition of Borrower. Guarantor acknowledges that certain facts concerning Borrower and Borrower's financial condition may be known or become known to Lender. Guarantor waives any right to require Lender to furnish such information to Guarantor and agrees not to assert any defense Guarantor may have based upon Lender's failure to furnish such information. Guarantor acknowledges that, in executing this Guaranty and at all times thereafter, Guarantor relies and will continue to rely upon Guarantor's own investigation and sources other Lender for all information and facts relating to Borrower and the financial condition of Borrower.

         9. Partial Invalidity. If any provision or portion of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions thereof shall continue in full force and effect.


         10. Successors and Assigns. This Guaranty shall inure to the benefit of Lender and Lender's successors and assigns, including the assignees of any Indebtedness hereby guaranteed, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor and any of them. This Guaranty may be assigned by Lender with respect to all or any portion of the Indebtedness hereby guaranteed, and when so assigned. Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any Indebtedness retained by Lender Notice of assignment, transfer or negotiation of the Note is waived by Guarantor.

         11. Governing Law. The validity, interpretation and performance of this Guaranty shall be governed by, and construed in accordance with the laws of the State of Utah.

         12. Modification of Guaranty. No provisions of this Guaranty or any rights of Lender hereunder can be waived in whole or in part, nor can Guarantor be released from Guarantor's obligations hereunder. except by a writing duly executed by Lender.

         13. WAIVER OF TRIAL BY JURY. GUARANTOR. AND LENDER BY ITS ACCEPTANCE OF THIS GUARANTY, HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATING TO THE SUBJECT MATTER OF THIS GUARANTY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR ACKNOWLEDGES THAT HIS WAIVER IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO A BUSINESS RELATIONSHIP WITH BORROWER, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THEIR AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR FURTHER ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Guarantor:

                                   EXHIBIT "F"

                                       TO

                            COMMERCIAL LOAN AGREEMENT

                                     WARRANT

THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND, IF EXERCISED, THE UNDERLYING SHARES OF COMMON STOCK, HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THEIR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.



                              PARK CITY GROUP, INC.
                        WARRANT TO PURCHASE COMMON STOCK

                                                               December 20, 2002

                          Void After December 19, 2004

THIS CERTIFIES THAT, for value received, Triple Net LTD., a Turks and Caicos company with His principal office at PO Box 209, Providenciales, Turks and Caicos Islands, British West Indies, Attn: Bruce Twa, or its assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from PARK CITY GROUP, INC., a Nevada corporation, with its principal office at 333 Main Street Suite 300; P.O. Box 5000; Park City, Utah 84060 (the "Corporation") up to 7,142,857 shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock").


         1. Definitions. AS USED HEREIN, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING RESPECTIVE MEANINGS:

         (a) "Exercise Period" shall mean the period commencing with the date hereof and ending on December 19, 2004, unless sooner terminated as provided below.

         (b) "Exercise Price" shall mean $0.07 per share, subject to adjustment pursuant to Section 5 below.

         (c) "Exercise Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

         2. Exercise of Warrant

         2.1 THE RIGHTS REPRESENTED BY THIS WARRANT MAY BE EXERCISED IN WHOLE OR IN PART AT ANY TIME DURING THE EXERCISE PERIOD, BY DELIVERY OF THE FOLLOWING TO THE CORPORATION AT ITS ADDRESS AS IT MAY DESIGNATE BY NOTICE IN WRITING TO THE HOLDER):

         (a) An executed Notice of Exercise in the form attached hereto;

         (b) Payment of the Exercise Price either in cash or by check; and

         (c) This Warrant.

         Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares 50 purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

         The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that. If the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         2.2 Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X= Y*(A-B)
                     -------
                        A

 Where            X =      the number of shares of Common Stock to be issued to
                           the Holder

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A = the fair market value of one share of the Common Stock (at the date of such calculation)

                  B = Exercise Price (as adjusted to the date of such calculation)

         For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined in good faith by the Corporation's Board of Directors; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.2 at a time when the Common Stock is publicly traded, the fair market value per share shall be the closing sale price of the Common Stock on the last business day preceding the date of exercise.

         3. Covenants of the Corporation.

         3.1 Covenants as to Exercise Shares. The Corporation covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         3.2 No Impairment. Except and to the extent as waived or consented to by the Holder, the Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such .action, as may be necessary or appropriate in order to protect "the exercise rights of the Holder against impairment

         3.3 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         4. Representations of Holder.

         4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

         4.2 Securities Are Not Registered.

         (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Corporation is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

         (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Corporation has no obligation to register the Warrant or the Exercise Shares of the Corporation, or to comply with any exemption from such registration.

         (c) The Holder is aware that nether the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale following the required holding period under Rule 344 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Corporation presently has no plans to satisfy these conditions in the foreseeable future.

         4.3 Disposition of Warrant and Exercise Shares. The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

         THESE SECURITIES HAVE NOT BBEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED ("THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         5. Adjustment of Exercise Price. In the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like prior to the exercise of this Warrant (or portion thereof), the number and class of shares available under the Warrant (or portion thereof) in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant (or portion thereof), on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder. would have owned had the Warrant (or portion thereof) been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

         6. Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Corporation shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

         7. No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

         8. Transfer of Warrant Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Corporation.

         9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at ny time enforceable by anyone.

         10. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communications shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Corporation, to Park City Group, Inc., Attention:
Secretary, 333 Main Street Suite 300; P.O. Box 5000, Park City, Utah 84060 and
(b) if to the Holder, Whale Investments, LTD., PO Box 209, Providenciales, Turks and Caicos Islands, British West Indies, Attn: Brucde Twa, Attorney at Law, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

         11. Registration Rights. The Corporation shall use its best efforts to include the Exercise Shares in any registration statement filed with the Securities and Exchange Commission following the issuance of this Warrant.

         12. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

         13. Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Utah.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of December 20, 2002.



                                    PARK CITY GROUP, INC.



                                    By: ________________________________________
                                    Name: Randall K. Fields
                                    Title: Chief Executive Officer and President

                               NOTICE OF EXERCISE

TO: PARK CITY GROUP, INC

      (1) [ ] The undersigned hereby elects to purchase ____________________ shares of the Common Stock of PARK CITY GROUP, INC (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

             [ ] The undersigned hereby elects to purchase ____________________ shares of Common Stock of PARK CITY GROUP, INC. (the "Company") pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  Name:________________________________
                  Address:_____________________________

         (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distribution or reselling such shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock nay not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information other public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.


___________________________  _______________________________ ___________________
(Signature)                  (Print Name)                    (Date)

                                 ASSIGNMENT FORM

                  (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: __________________________________________________________________________
                                  (Please Print)

Address: _______________________________________________________________________
                                  (Please Print)

Dated: _____________________

Holder's Signature: _________________________________________

Holder's Address: ___________________________________________

                  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.